CONFORMED COPY








                              --------------------


                            ASSET PURCHASE AGREEMENT

                              --------------------

                                  By and Among

                          AUDIOVOX COMMUNICATIONS CORP.

                    QUINTEX MOBILE COMMUNICATIONS CORPORATION

                       AUDIOVOX COMMUNICATIONS CANADA CO.

                                 UTSTARCOM, INC.

                            UTSTARCOM CANADA COMPANY

                                       and

                      with respect to Sections 2.05, 2.07,
                        2.09, 3.01, 3.02, 3.11(b), 3.30,
                       5.06, 5.08, 5.19, 5.20, 5.21, 5.22,
                         5.24 and Articles VII - X only,

                              AUDIOVOX CORPORATION

                            Dated as of June 11, 2004


                                  Exhibit 99.1

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms.........................................2
SECTION 1.02. Definitions..................................................14
SECTION 1.03. Interpretation and Rules of Construction.....................15

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of Purchased Assets........................17
SECTION 2.02. Assumption and Exclusion of Liabilities......................19
SECTION 2.03. Purchase Price; Allocation of Purchase Price.................20
SECTION 2.04. Closing......................................................21
SECTION 2.05. Closing Deliveries by the Seller.............................22
SECTION 2.06. Closing Deliveries by the Purchaser..........................22
SECTION 2.07. Post-Closing Adjustment of Purchase Price....................23
SECTION 2.08. Escrow.......................................................26
SECTION 2.09. Receivables..................................................26
SECTION 2.10. Inventories..................................................28

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification and
                Corporate Power of the Seller and Audiovox.................28
SECTION 3.02. No Conflict..................................................29
SECTION 3.03. Governmental Consents and Approvals..........................29
SECTION 3.04. Financial Information; Books and Records.....................30
SECTION 3.05. Absence of Undisclosed Liabilities...........................30
SECTION 3.06. Receivables..................................................31
SECTION 3.07. Inventories..................................................31
SECTION 3.08. Assumed Contracts............................................31
SECTION 3.09. Sales and Purchase Order Backlog.............................32
SECTION 3.10. Conduct in the Ordinary Course; Absence of
                Certain Changes, Events and Conditions.....................32
SECTION 3.11. Litigation...................................................35
SECTION 3.12. Compliance with Laws.........................................36
SECTION 3.13. Environmental and Other Permits and Licenses;
               Related Matters.............................................36

                                  Exhibit 99.1

SECTION 3.14. Material Contracts...........................................36
SECTION 3.15. Intellectual Property........................................38
SECTION 3.16. Real Property................................................40
SECTION 3.17. Tangible Personal Property...................................41
SECTION 3.18. Assets.......................................................42
SECTION 3.19. Customers....................................................42
SECTION 3.20. Suppliers....................................................42
SECTION 3.21. Employee Benefit Matters.....................................43
SECTION 3.22. Labor Matters................................................45
SECTION 3.23. Key Employees................................................46
SECTION 3.24. Certain Interests............................................46
SECTION 3.25. Taxes........................................................46
SECTION 3.26. Insurance....................................................47
SECTION 3.27. Certain Business Practices...................................47
SECTION 3.28. INTENTIONALLY OMITTED........................................48
SECTION 3.29. Brokers......................................................48
SECTION 3.30. Board Approval; Vote Required................................48

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01. Organization and Authority of the Purchaser..................49
SECTION 4.02. No Conflict..................................................49
SECTION 4.03. Governmental Consents and Approvals..........................49
SECTION 4.04. Financing....................................................50
SECTION 4.05. Litigation...................................................50
SECTION 4.06. Brokers......................................................50
SECTION 4.07. UTStarcom Canada.............................................50

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing.....................50
SECTION 5.02. Access to Information........................................51
SECTION 5.03. Confidentiality..............................................52
SECTION 5.04. Regulatory and Other Authorizations; Notices
               and Consents................................................53
SECTION 5.05. Notice of Developments.......................................54
SECTION 5.06. No Solicitation or Negotiation...............................54
SECTION 5.07. Use of Intellectual Property.................................56
SECTION 5.08. Non-Competition..............................................56
SECTION 5.09. INTENTIONALLY OMITTED........................................57
SECTION 5.10. Bulk Transfer Laws...........................................57
SECTION 5.11. Inter-company Arrangements...................................58
                                  Exhibit 99.1

SECTION 5.12. Payments on Behalf of Affiliates.............................58
SECTION 5.13. Transition Services..........................................58
SECTION 5.14. Tax Cooperation and Exchange of Information..................58
SECTION 5.15. Conveyance Taxes.............................................59
SECTION 5.16. Further Action...............................................59
SECTION 5.17. INTENTIONALLY OMITTED........................................60
SECTION 5.18. Proration of Taxes and Certain Charges.......................60
SECTION 5.19. Proxy Statement..............................................61
SECTION 5.20. Audiovox Stockholders' Meeting...............................61
SECTION 5.21. Trademark License Agreement..................................62
SECTION 5.22. Replication Service..........................................62
SECTION 5.23. Limited Updating of Disclosure Schedules.....................62
SECTION 5.24. Leases.......................................................63
SECTION 5.25. Section 404 Compliance.......................................63

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. Offer of Employment..........................................63

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Seller and
               Audiovox....................................................64
SECTION 7.02. Conditions to Obligations of the Purchaser...................65

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties...................67
SECTION 8.02. Indemnification by the Seller and Audiovox...................67
SECTION 8.03. Indemnification by the Purchaser.............................68
SECTION 8.04. Limitation on Obligation to Indemnify........................68
SECTION 8.05. Notice of Loss; Third Party Claims...........................69
SECTION 8.06. Distributions from Escrow Fund...............................70
SECTION 8.07. Other Provisions.............................................70
SECTION 8.08. Tax Treatment................................................70

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. Termination..................................................71
SECTION 9.02. Effect of Termination........................................72
SECTION 9.03. Expenses.....................................................72
SECTION 9.04. Amendment....................................................73
SECTION 9.05. Waiver.......................................................73
                                  Exhibit 99.1

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Notices.....................................................74
SECTION 10.02. Public Announcements........................................76
SECTION 10.03. Severability................................................76
SECTION 10.04. Entire Agreement............................................76
SECTION 10.05. Assignment..................................................76
SECTION 10.06. No Third Party Beneficiaries................................77
SECTION 10.07. Governing Law...............................................77
SECTION 10.08. Waiver of Jury Trial........................................77
SECTION 10.09. Arbitration.................................................77
SECTION 10.10. Currency....................................................78
SECTION 10.11. Counterparts................................................78



                                  Exhibit 99.1

EXHIBITS

Exhibit A           Rules for Valuing Inventories

1.01(a)             Form of Trademarks and Domain Name Assignment Form of Patent
                    Assignment

1.01(b)             INTENTIONALLY OMITTED

1.01(c)             Form of Assumption Agreement

1.01(d)             Form of Bill of Sale and Assignment

2.08                Form of Escrow Agreement

5.13                Form of Transition Services Agreement

5.21                Form of Trademark License Agreement

7.02(i)(i)          555 Wireless Sublease Term Sheet

7.02(i)(ii)         Cerritos Lease Term Sheet



                                  Exhibit 99.1

DISCLOSURE SCHEDULE

The Disclosure Schedule shall include the following Sections:

Section              Title

1.01                 Shared MIS Software
2.01(a)(x)           Assumed Contracts
2.01(b)(vii)         Excluded Intellectual Property
3.01(c)              Organization, Authority and Qualification and Corporate
                       Power of the Seller and Audiovox
3.02(c)              No Conflict
3.03                 Governmental Consents and Approvals
3.04(a)(i)           Financial Information; Book and Records
3.05                 Absence of Undisclosed Liabilities
3.06                 Receivables
3.07(a)(i)           Inventories
3.07(a)(ii)          Inventories
3.07(a)(iii)         Inventories
3.07(b)              Inventories
3.08                 Acquired Assets
3.09(a)              Sales and Purchase Order Backlog
3.09(b)              Sales and Purchase Order Backlog
3.10(d)              Conduct in the Ordinary Course; Absence of Certain Changes,
                       Events and Conditions
3.10(k)              Conduct in the Ordinary Course; Absence of Certain Changes,
                       Events and Conditions
3.10(m)              Conduct in the Ordinary Course; Absence of Certain Changes,
                       Events and Conditions
3.10(o)              Conduct in the Ordinary Course; Absence of Certain Changes,
                       Events and Conditions
3.10(p)              Conduct in the Ordinary Course; Absence of Certain Changes,
                       Events and Conditions
3.11(a)              Litigation
3.12(a)              Compliance with Laws
3.12(b)              Compliance with Laws
3.13(a)              Environmental and Other Permits and Licenses; Related
                       Matters
3.14(a)              Material Contracts
3.14(b)              Material Contracts
3.14(e)              Material Contracts
3.15(a)(i)           Intellectual Property
3.15(b)              Intellectual Property
3.15(f)              Intellectual Property
3.15(g)              Intellectual Property
3.15(j)              Intellectual Property
3.16(c)              Real Property
3.16(d)              Real Property
3.16(g)              Real Property

3.17(a)              Tangible Personal Property
3.19                 Customers
3.20                 Suppliers
3.21(a)              Employee Benefit Matters
3.21(b)              Employee Benefit Matters
3.22                 Labor Matters
3.23(a)              Key Employees
3.23(b)              Key Employees
3.24                 Certain Interests
3.25(c)              Taxes
3.25(e)              Taxes
3.26                 Insurance
3.27(a)              Certain Business Practices
5.01(a)              Conduct of Business Prior to the Closing
5.01(b)              Conduct of Business Prior to the Closing
5.04                 Regulatory and Other Authorizations; Notices and Consents
5.08(a)              Non-Competition
5.11                 Inter-company Arrangements
6.01                 Offer of Employment
7.02(e)(i)           Conditions to Obligations of the Purchaser
7.02(e)(ii)          Conditions to Obligations of the Purchaser
7.02(g)              Conditions to Obligations of the Purchaser

     ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 11, 2004, by and among AUDIOVOX COMMUNICATIONS CORP., a Delaware corporation ("ACC"), QUINTEX MOBILE COMMUNICATIONS CORPORATION, a Delaware corporation ("Quintex"), AUDIOVOX COMMUNICATIONS CANADA CO., a Nova Scotia company ("ACCC"; and, together with ACC and Quintex, collectively, the "Seller"), UTSTARCOM, INC., a Delaware corporation ("UTStarcom"), UTSTARCOM CANADA COMPANY, a Nova Scotia company ("UTStarcom Canada" and, together with UTStarcom, the "Purchaser") and, with respect to Sections 2.05, 2.07, 2.09, 3.01, 3.02, 3.11(b), 3.30, 5.06, 5.08,
5.19, 5.20, 5.21, 5.22, 5.24 and Articles VII - X only, AUDIOVOX CORPORATION, a Delaware corporation ("Audiovox").

     WHEREAS, the Seller is engaged in the business of marketing mobile cellular handset systems and other wireless communications devices, including, without limitation, personal digital assistants, transceiver PCMCIA cards and non-telematic devices, that use the infrastructure of wireless communication carriers ("Carriers") and are sold through the Carrier distribution channel which is comprised of (a) a direct channel (which consists of (i) retail stores owned by Carriers and (ii) the Carriers' sales organizations for corporate enterprise customers) through which Seller sells products to Carriers; and (b) an indirect channel through which Seller sells products to retailers, distributors and agents that are authorized by Carriers to activate products, to sell air time on behalf of Carriers, to promote products to end users and to perform other activities that support the sale of products to end users on behalf of Carriers. The Seller's business, however, excludes consumer electronics products, including those with wireless communications capability, not having as their primary function cellular telephone connectivity or cellular telephone activation, but rather having as their primary function entertainment, information processing, data downloading/uploading, and security (e.g., products such as navigation devices, audio/video entertainment devices, computing devices and security products) (hereinafter the "Business");

     WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including all right, title and interest of the Seller in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Boards of Directors of the Seller, Audiovox, and the Purchaser have determined that the transactions contemplated by this Agreement are fair to and in the best interests of their respective corporations and stockholders and have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, as a condition to the Purchaser's willingness to enter into this Agreement, the Purchaser and John Shalam (the "Stockholder") has entered into a voting agreement dated as of the date hereof (the "Voting Agreement"), providing that, among other things, the Stockholder will vote all of his shares of stock of Audiovox (a) in favor of this Agreement and the transactions contemplated in this Agreement and (b) against any action that would result in a breach of any covenant, representation, warranty or agreement under this Agreement;

     WHEREAS, Audiovox and Toshiba Corporation, a Japanese corporation, acting through its Mobile Communications Company ("Toshiba") in their capacity as the sole shareholders of ACC have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, as an inducement to the Purchaser to enter into this Agreement, the Seller shall facilitate the transfer of, and hiring by the Purchaser as of the Closing, certain of the employees employed by the Seller in connection with the Business;

     WHEREAS, ACCC and UTStarcom Canada are parties to this Agreement solely for purposes of the transfer of the Canadian assets of the Business;

     WHEREAS, as an inducement to the Purchaser to enter into this Agreement, concurrently with the execution of this Agreement, Philip Christopher has entered into an employment agreement with the Purchaser (the "Employment Agreement");

     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, Audiovox and the Purchaser will enter into a Trademark License Agreement substantially in the form attached hereto as Exhibit 5.21, pursuant to which, among other things, Audiovox will license to the Purchaser certain rights in and to the Audiovox trademark, upon the terms and subject to the conditions set forth in the Trademark License Agreement; and

     WHEREAS, Audiovox and Toshiba are direct or indirect stockholders of the Seller.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller, Audiovox and the Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Certain Defined Terms . For purposes of this Agreement:

     "ACC Internal Reporting Controls" means a process of internal financial reporting controls, including certain control matrices, to provide reasonable assurance regarding the reliability of financial reporting of the Business and the preparation of financial statements of the Business in accordance with GAAP, including the Reporting Policies and Procedures, in compliance with Section 404 and, in each case, designed to work within the policies and procedures constituting the UTSI's Internal Reporting Controls upon the consummation of the transactions contemplated by this Agreement.

     "Accounts Payable" means any and all accounts payable, notes and other amounts payable to third parties, including vendors and employees, arising from the conduct of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon as determined in accordance with GAAP.

     "Accrued Expenses" means expenses of the Business, other than Excluded Accrued Expenses, that have been incurred, but not yet paid for as determined in accordance with GAAP.

     "Accrued Sales Incentives" means any and all amounts owed to customers under various sales incentives programs offered to the customers of the Business as determined in accordance with GAAP.

     "Acquisition Documents" means this Agreement, the Ancillary Agreements and the certificates delivered pursuant to Sections 2.05(h) and 2.05(i).

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; with respect to the Seller, such other Person shall include Audiovox but expressly exclude Toshiba.

     "Ancillary Agreements" means the Bill of Sale, each Assignment of Lease, the Assignment of Intellectual Property, the Trademark License Agreement, the Assumption Agreement, the Transition Services Agreement and the Escrow Agreement.

     "Assignment of Intellectual Property" means the assignment of Intellectual Property to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(a).

     "Assignment of Lease" means the Assignment of Lease to be executed by the Seller at the Closing with respect to each parcel of Leased Real Property listed on Section 3.16(b) of the Disclosure Schedule, in a form to be mutually agreed by the Seller and the Purchaser.

     "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller at the Closing, substantially in the form of Exhibit 1.01(c).

     "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(d).

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

     "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

     "Closing Statement of Inventories" means the Statement of Inventories prepared by the Seller setting forth the amount of Inventories, net of reserves, of the Business as of 5:30 p.m. EST on the date of the Closing, which Inventories, for purposes of the Closing Statement of Inventories, the Preliminary Net Working Capital Balance and the Final Net Working Capital Balance shall be determined in accordance with the rules set forth in Exhibit A attached hereto.

     "Closing Statement of Net Assets" means the statement of Net Assets of the Business to be prepared pursuant to Section 2.07(a) and to be dated as of the close of business on the date of the Closing.

     "Closing Statement of Receivables" means a statement certified by an officer of the Seller, including the information constituting the Receivables Listing and setting forth the Receivables Reserve.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Confidentiality Agreement" means the non-disclosure agreement, dated February 11, 2004, among the Purchaser, Audiovox and the Seller.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

     "Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes, including, without limitation, Canadian GST and PST.

     "Copyrights" means mask works, rights of publicity and privacy, and copyrights in works of authorship of any type, including Software, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, all common law rights thereto, and all other rights associated therewith.

     "Customer" means the party on the Receivables Listing owing a Receivable to the Seller.

     "Determination of Satisfactory Controls" means a determination by the Purchaser made reasonably and in good faith that the Seller has developed and implemented the ACC Internal Reporting Controls and that the ACC Internal Reporting Controls are prepared for the commencement of outside auditor testing of compliance with Section 404.

     "Developed Software" means Software created by, or for the use of, the Seller or Audiovox for use in the Business that is used in conjunction with third-party Software and hardware.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

     "Documentary Acceptances" means amounts owed by the Business for borrowed money under unsecured lines of credit with suppliers used to finance inventory purchases.

     "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

     "Environmental Claims" means any Claims relating in any way to any Environmental Law or any Environmental Permit, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

     "Environmental Laws" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.6901 et seq.; the Clean Water Act, 33 U.S.C.ss.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et seq.; the Atomic Energy Act, 42 U.S.C.ss.ss.2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C.ss.ss.301 et seq.

     "Environmental  Permits"  means  all  permits,  approvals,   identification
numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

     "ERISA Affiliate" of any Person means any other Person that is a member of the same controlled group of such Person for purposes of Section 4001(a)(14) of ERISA.

     "Escrow Agent" means J.P. Morgan-Chase.


     "Escrow Amount" means an amount equal to 5% of the Purchase Price.

     "Escrow Fund" means the Escrow Amount deposited with the Escrow Agent as such sum may be increased or decreased as provided in the Escrow Agreement.

     "Excluded Accrued Expenses" means payroll, divisional bonuses, FICA, withholding taxes, unemployment taxes, disability taxes, the Employee Stock Purchase Plan, amounts due under 401(k) plan, officer's salaries, travel & entertainment reimbursement accrual, long term disability and life insurance, dental expense accrual, medical insurance, sales tax, GST, sales commissions payable and accrued professional fees.

     "Excluded Taxes" means (i) all Income Taxes owed by the Seller or any of its Affiliates for any period; (ii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any period; (iii) all Taxes relating to the Purchased Assets, the Business or the Assumed Liabilities for any Pre-Closing Tax Period;
(iv) all Taxes of Seller or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes the Seller or any of its present or past Affiliates prior to the Closing, by reason of a tax sharing, tax indemnity or similar agreement entered into by the Seller or any of its present or past Affiliates prior to the Closing (other than this Agreement) or by reason of transferee or successor liability arising in respect of a transaction undertaken by the Seller or any of its present or past Affiliates prior to the Closing; and (v) Taxes imposed on Purchaser as a result of any breach of warranty or misrepresentation under Section 3.25 hereof, or breach by the Seller of any covenant relating to Taxes. For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes relating to the Purchased Assets allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that fall within the Pre- Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period, and (ii) Taxes (other than Property Taxes) relating to the Purchased Assets for the Pre- Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the date of the Closing.

     "Final Net Working Capital Balance" means the Net Working Capital Balance as reflected on the Closing Statement of Net Assets that is deemed final pursuant to Section 2.07(c), as adjusted so that the value of the Inventory shall be as set forth on the Closing Statement of Inventory that is deemed final pursuant to Section 2.07(c).

     "GAAP" means United States generally accepted accounting principles applied on a basis consistent with past practices and procedures for interim and year end financial statements of the Seller (for avoidance of doubt, in connection with the preparation of the Closing Statement of Net Assets, the accountants, in preparing such statement in accordance with GAAP, shall have the ability to consider events and circumstances occurring subsequent to the Closing (but only if those events or circumstances occurred prior to the date of the report of the Seller's Accountants delivered pursuant to Section 2.07(a)).

     "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Income Taxes" means Taxes imposed on or measured by reference to gross or net income or receipts, and franchise, net worth, capital or other doing business Taxes.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under banker's acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

     "Indemnifying Party" means the Seller and Audiovox, on a joint and several basis, pursuant to Section 8.02 or the Purchaser pursuant to Section 8.03, as the case may be.

     "Intellectual Property" means (a) Patents, (b) Trademarks,  (c) Copyrights,
(d) Trade Secrets and (e) Software.

     "Inter-company Payables" means amounts owed by the Seller to Audiovox or any subsidiaries, divisions, or affiliates of Audiovox as determined in accordance with GAAP.

     "Interim Milestones" means (i) the development of the written policies and procedures, including the control matrices based on the Purchaser's standard template for such matrices, constituting the ACC Internal Reporting Controls,
(ii) the preliminary testing/walk- through by the Purchaser's Reporting Controls Advisors of the implemented ACC Internal Reporting Controls, (iii) the remediation of any ACC Internal Reporting Controls not in compliance with
Section 404 and (iv) the subsequent testing/walk-through by the Purchaser's Reporting Controls Advisors of the implemented ACC Internal Reporting Controls.

     "Interim Statement Date" means February 29, 2004.

     "Interim  Statement  of Net  Assets"  means  the  statement  of Net  Assets
(including a calculation of the Net Working Capital Balance) of the Business, dated as of February 29, 2004, a copy of which is set forth in Section 3.04(a)(i) of the Disclosure Schedule.

     "Inventories" means all inventory, merchandise, finished goods, raw materials, packaging, labels, supplies and other personal property used in the Business and maintained, held or stored by or for the Seller, and any prepaid deposits for any of the same. Inventories are valued at the lower of the actual cost to purchase (primarily on a weighted moving average basis) and/or the current estimated market value of the inventory less expected costs to sell the inventory, as determined in accordance with GAAP.

     "IRS" means the Internal Revenue Service of the United States.

     "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

     "Leased Real Property" means the real property used in the Business leased by the Seller, as tenant, together with, to the extent leased by the Seller and used in the Business, all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental
Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Licensed Intellectual Property" means Intellectual Property licensed to the Seller pursuant to the Transferred IP Agreements.

     "Material Adverse Effect" means any circumstance, change in or effect on the Business or the Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the Business or the Seller is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the financial condition of the Business; provided, however, that (v) effects attributable to general or industry specific economic conditions, except those effects that adversely affect the Business or the Seller to a materially greater extent than they affect other entities operating in such industries, (w) a termination of the supply arrangement between the Seller and Curitel, (x) a decline in the market price of Audiovox common stock, in itself, (y) the failure, in itself, to achieve estimated or projected results of the Business (provided, that, any circumstances, change or effect on the Business giving rise to such failure to achieve estimated or projected results may constitute a Material Adverse Effect) and (z) changes resulting from the permitted disclosure of this Agreement or the transactions contemplated hereby, in each case, shall not constitute a Material Adverse Effect.

     "Net Assets" means the difference between (a) the sum of Inventories, Prepaids and other Current Assets, Property, Plant and Equipment, and Other Long-Term Assets included in the Purchased Assets and (b) the sum of third party Accounts Payable, Accrued Expenses, Accrued Sales Incentives, Documentary Acceptances and Other Long-Term Liabilities (excluding long-term notes payable to Toshiba), other than the Excluded Liabilities, as determined in accordance with GAAP.

     "Net Working Capital Balance" means the difference between (a) the sum of Inventories and Prepaids and other Current Assets, and (b) the sum of third-party Accounts Payable, Accrued Expenses, Accrued Sales Incentives and Documentary Acceptances, of the Business.

     "Other Long-Term Assets" means the value of non-cash assets of the Business not due within one year as determined in accordance with GAAP.

     "Other Long-Term Liabilities" means notes and other amounts payable to third parties, including vendors, arising from the conduct of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon not due within one year as determined in accordance with GAAP.

     "Owned  Intellectual  Property"  means  Intellectual  Property owned by the
Seller and used in the Business as set forth in Section 3.15(a) of the Disclosure Schedule.

     "Owned Real Property" means the real property in which the Seller has fee title (or equivalent) interest that is used in the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller that are used in the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Patents" means United States, foreign and international patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions.

     "Per Customer Amount" means the aggregate amount of Receivables owed by each Customer to the Seller, net of the Receivables Reserve for such Customer.

     "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Seller is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP, (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current purposes.

     "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Post-Closing Tax Period" means any taxable period (or portion thereof) beginning after the date of the Closing.

     "Pre-Closing Tax Period" means any taxable period (or portion thereof) ending on or prior to the date of the Closing.

     "Preliminary Net Working Capital Balance" means the difference between (a) the sum of Inventories and Prepaids and other Current Assets, and (b) the sum of third-party Accounts Payable, Accrued Expenses, Accrued Sales Incentives and Documentary Acceptances, of the Business.

     "Preliminary Statement of Net Assets" means the statement of Net Assets of the Business as of the close of business on the date of the Closing, which shall include the Preliminary Net Working Capital Balance, prepared in good faith by the Seller in consultation with the Seller's Accountants and certified by an officer of the Seller.

     "Prepaids and other Current Assets" means either (i) pre-payments made to vendors of the Business related to operating costs, which have not been used and
(ii) the value of non-cash assets used in the Business due within one year as determined in accordance with GAAP.

     "Property, Plant and Equipment" means physical assets including, without limitation, furniture, fixtures, displays, machinery and equipment, computer hardware and software and automobiles, owned by the Seller and used in the Business, as determined in accordance with GAAP.

     "Property Taxes" means real and personal ad valorem property Taxes and any other Taxes imposed on a periodic basis and measured by the value of any item.

     "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least two Business Days before the Closing.

     "Purchaser Material Adverse Effect" means any circumstance, change in or effect on the Purchaser that, individually or in the aggregate with all other circumstances, changes in or effects on the Purchaser is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), results of operations or the financial condition of the Purchaser; provided, however, that (x) effects attributable to general or industry specific economic conditions, except those effects that adversely affect the Purchaser to a materially greater extent than they affect other entities operating in such industries, (y) a decline in the market price of the Purchaser common stock, in itself, (z) changes resulting from the permitted disclosure of this Agreement or the transactions contemplated hereby, in each case, shall not constitute a Purchaser Material Adverse Effect.

     "Purchaser's Accountants" means PricewaterhouseCoopers LLP, independent accountants of the Purchaser.

     "Purchaser's Reporting Controls Advisors" means a West-Coast based team of advisors from Deloitte & Touche LLP.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including Vendors, customers and employees, arising from the conduct of the Business, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon, as determined in accordance with GAAP.

     "Receivables Listing" means a computer file containing a list setting forth all outstanding Receivables of the Business as of 5:30 p.m. EST on the date of the Closing, including the name of the Customer that owes the Receivable to the Seller, the Per Customer Amount owed by each Customer and an invoice number or other information identifying each Receivable thereon. The Receivables Listing shall not include any Vendor Receivables.

     "Receivables Reserve" means the reserve for the Receivables on a Customer-by- Customer basis set forth in the Receivables Listing, determined in accordance with GAAP, which amount shall be deemed to be the amount of the Receivables Reserve set forth on the Receivables Listing, unless and until such amount is determined to be otherwise in accordance with Section 2.07(c).

     "Regulations"   means  the  Treasury   Regulations   (including   Temporary
Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

     "Remedial Action" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

     "Reporting Policies and Procedures" means policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Purchaser or the Business, as applicable (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Purchaser or the Business, as applicable, are being made only in accordance with authorizations of management and directors of the Purchaser or of the Seller, as applicable and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Purchaser or the Business, as applicable, that could have a material effect on the financial statements.

     "SEC" means the Securities and Exchange Commission.

     "Section 404" means Section 404 of the Sarbanes-Oxley Act of 2002.

     "Seller's Accountants" means Grant Thornton LLP, independent accountants of the Seller.

     "Seller's Prior Accountants" means KPMG LLP, prior independent accountants of the Seller.

     "Seller's Reporting Controls Advisors" means an East-Coast based team of advisors from Deloitte & Touche LLP.

     "Shared MIS Systems" means the Software and hardware owned or licensed by Audiovox and which is used by the Seller in the operation of the Business, as set forth in Section 1.01 of the Disclosure Schedule.

     "Software" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

     "Straddle Period" means any taxable period beginning on or prior to and ending after the date of the Closing.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

     "Tax Return" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

     "Trade Secrets" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

     "Trademarks" means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

     "Transferred IP Agreements" means (a) licenses of Owned Intellectual Property by the Seller to third parties, (b) licenses of Intellectual Property by third parties to the Seller and used in the Business (c) agreements between the Seller and third parties relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking advertisement, or other practices with respect to Internet web sites, in each case, that are used in the Business and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Owned Intellectual Property, as set forth in
Section 3.15(a) of the Disclosure Schedule.

     "UTSI's Internal Reporting Controls" means the process of internal financial reporting controls, including certain control matrices, developed by and in the process of being implemented by the Purchaser to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including the Reporting Policies and Procedures, in compliance with Section 404.

     "Vendors" means any and all vendors who are unaffiliated with the Seller and who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Seller (as such relate to the Business).

     SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:


Definition                                                   Location
----------

"555 Wireless Sublease"                                      7.02(i)(i)

"AAA".................................................       10.09

"Additional Reserved Receivables".....................       2.07(d)

"Adjusted Target NWCB"................................       2.07(c)(i)(B)

"Agreement"...........................................       Preamble

"Allocation"..........................................       2.03(b)

"Ancillary Lease Documents"...........................       3.16(d)

"Assumed Contracts"...................................       2.01(a)(xi)

"Assumed Liabilities".................................       2.02(a)

"Audiovox Board"......................................       3.30(a)

"Audiovox Recommendation".............................       5.19(b)

"Audiovox Stockholders' Meeting"......................       5.19(a)

"Audiovox Triggering Event"...........................       9.01

"Business"............................................       Recitals

"Cerritos Lease"                                             7.02(i)(ii)

"Change in the Audiovox Recommendation"...............       5.06(c)

"Claims"..............................................       2.01(a)(ix)

"Closing".............................................       2.04

"Collection Period"...................................       2.09(d)

"Competing Transaction"...............................       5.06(d)

"Consent Costs".......................................       5.04(e)

"Disputed Receivable".................................       2.09(a)

"Employee Amounts"....................................       6.02

"Employment Agreements"...............................       Recitals

"ERISA"...............................................       3.21(a)

"Escrow Agreement"....................................       2.08

"Excluded Assets".....................................       2.01(b)

"Excluded Intellectual Property"......................       2.01(b)(vii)

"Excluded Liabilities"................................       2.02(b)

"Expense Reimbursement"                                      9.01(b)

"Expenses"............................................       9.03(a), (c)

"Fee".................................................       9.03(b)

"Financial Statements"................................       3.04(a)(ii)

Definition                                                   Location

"Independent Accounting Firm".........................       2.07(b)(ii)

"Initial Termination Date"                                   9.01(b)

"Interim Financial Statements"........................       3.04(a)(iii)

"Key Employees"                                              7.02(g)

"lease"...............................................       3.16

"Loss"................................................       8.02

"Material Contracts"..................................       3.14(a)

"Notice of Superior Proposal".........................       5.06(c)

"Options".............................................       3.16(c)

"Plans"...............................................       3.21(a)

"PRC Antitrust Approvals"                                    7.01(b)

"Proxy Statement".....................................       5.19(a)

"Preliminary Purchase Price Increase".................       2.07(C)(i)(B)

"Preliminary Purchase Price Reduction"................       2.07(C)(i)(K)

"Purchase Price"......................................       2.03(a)

"Purchased Assets"....................................       2.01(a)

"Purchaser"...........................................       Preamble

"Purchaser Indemnified Party".........................       8.02

"Replication Service".................................       5.22

"Restricted Period"...................................       5.08(a)

"Seller"..............................................       Preamble

"Seller Indemnified Party"............................       8.03

"Stockholder".........................................       Recitals

"Superior Proposal"...................................       5.06(e)

"Tangible Personal Property"..........................       3.17(a)

"Target NWCB".........................................       2.07(C)(i)

"Third Party Claim"...................................       8.05(b)

"Trademark License Agreement".........................       5.20

"Transferred Employee"................................       6.01

"Transition Services Agreement".......................       5.13

"Voting Agreement"....................................       Recitals


     SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

          (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

          (h) references to a Person are also to its successors and permitted assigns; and (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale of Purchased Assets . (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from the Seller, the Seller's right, title and interest at the Closing in and to the following (the assets to be purchased by the Purchaser, together with the covenants contained in Section 5.08, being referred to as the "Purchased Assets"):

               (i) all rights in respect of the Leased Real Property;

               (ii) all Property, Plant and Equipment;

               (iii) all vehicles and rolling stock used in the Business;

               (iv) all Inventories;

               (v) all books of account, general, financial, and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto which are owned, or employed by the Seller primarily in connection with the Business except for (x) organization documents, minute and stock record books, stock certificates and the corporate seal of the Seller and (y) those relating to the Excluded Assets or the Excluded Liabilities (including all records relating to Taxes);

               (vi) the goodwill relating to the Business;

               (vii) all the Seller's right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property, copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

               (viii) all claims,  causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof), related to the Business pertaining to, arising out of and inuring to the benefit of the Seller ("Claims") including those reasonably necessary or desirable to enforce such rights against third parties or to defend against those seeking to enforce the Assumed Liabilities; except those Claims which are related to the Excluded Liabilities or the Excluded Assets;

               (ix) all sales and promotional literature, customer lists and other sales-related materials of the Seller used in the Business;

               (x) all rights of the Seller under the contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers related to the Business set forth on Section 2.01(a)(x) of the Disclosure Schedule (the "Assumed Contracts");

               (xi) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable;

               (xii) all the Seller's right, title and interest at the Closing in, to and under all other assets, rights and claims of every kind and nature directly or indirectly owned by the Seller or to which the Seller is directly or indirectly entitled, in each case, used in the operation of, or residing with, the Business;

               (xiii) Prepaids and Other Current Assets;

               (xiv) Other Long-Term Assets;

               (xv) All Audiovox's rights, title and interest in the Shared MIS Systems; and

               (xvi) All the Seller's or Audiovox's rights, title and interest in the replicated copy of the Developed Software replicated in accordance with Section 5.22.

          (b) Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude the following assets and properties owned by the Seller (the "Excluded Assets"):

               (i) cash and marketable securities and all bank accounts of the Seller relating to the Business;

               (ii) the Purchase Price Bank Account;

               (iii) all rights of the Seller under this Agreement and the Ancillary Agreements;

               (iv) Tax Returns of the Seller (and related workpapers);

               (v) except as provided in Section 5.18(a), all Tax refunds of the Seller;

               (vi) Trademarks owned by Audiovox or Toshiba, or their respective employees, Affiliates (other than the Seller), successors or assigns;

               (vii) The Intellectual Property set forth in Section 2.01(b)(vii) of the Disclosure Schedule (the "Excluded Intellectual Property");

               (viii) all Receivables of the Business as of 5:30 p.m. EST on the date of the Closing;

               (ix) all furniture and other tangible property used by, and in the office of, John Shalam on the date of Closing;

               (x) all Claims, including Claims arising under insurance policies, related to the Excluded Liabilities or Excluded Assets, including those reasonably necessary or desirable to enforce rights against third parties or defend against those seeking to enforce Excluded Liabilities;

               (xi) all rights against Compal Electronics, Inc. relating to actions occurring prior to Closing;

               (xii) any rights, software or other license or practices with respect to websites, internet addresses or domain names used in connection with the Business;

               (xiii) the equity interests in the Seller and those entities set forth in Section 3.01(c) of the Disclosure Schedule;

               (xiv) organization documents, minute and stock record books, stock certificates and the corporate seal of the Seller and those entities set forth in Section 3.01(c) of the Disclosure Schedule; and

               (xv) all books of account, general, financial and personnel records, invoices, correspondence and other documents relating exclusively to the Excluded Assets and the Excluded Liabilities (including all records relating to Taxes).

     SECTION 2.02. Assumption and Exclusion of Liabilities . (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the following Liabilities of the Seller, except for the Excluded Liabilities (the "Assumed Liabilities"):

          (i) all Liabilities reflected or reserved against on the Closing Statement of Net Assets (other than Tax Liabilities);

          (ii) all Liabilities of the Seller arising under the Assumed Contracts (other than Liabilities or obligations attributable to (A) any failure by the Seller to comply with the terms thereof prior to the Closing, (B) products liability or personal injury claims arising prior to the Closing and (C) intellectual property infringement claims arising prior to the Closing); and

          (iii) product warranties and claims thereunder relating to the products of the Business.

          (b) Notwithstanding subsection (a) above, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all

Liabilities of the Seller as of the Closing other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

          (i) all Excluded Taxes;

          (ii)  all  Liabilities  relating  to or  arising  out of the  Excluded
     Assets;

          (iii) claims arising prior to the Closing made by employees of the Seller (including the Transferred Employees) relating to their employment with the Seller;

          (iv) all Inter-company Payables;

          (v) all Liabilities or obligations attributable to (A) any failure by the Seller to comply with the terms of any Assumed Contract prior to the Closing, (B) products liability or personal injury claims arising prior to the Closing and (C) intellectual property infringement claims arising prior to the Closing; and

          (v) all Liabilities pursuant to Environmental Law arising from or related to any action, event, circumstance or condition related to the Business or the Leased Real Property, in each case occurring or existing on or before the Closing, including: (A) any Release of any Hazardous Material into the Environment on or before the Closing at, to or from the Leased Real Property or any property formerly owned, leased, used or occupied by the Business (and any additional migration of such Hazardous Material after the Closing); (B) any transportation, disposal or discharge, or the arrangement for such activities, on or before the Closing, of any Hazardous Material originating at the Leased Real Property or any property formerly owned, leased, used or occupied by the Business to or at any location (and any additional transportation, disposal or discharge of such Hazardous Material after the Closing); and (C) any noncompliance with or violation of any applicable Environmental Law or Environmental Permit relating in any way to the Business on or before the Closing (and any continuation of such noncompliance or violation after the Closing).

     SECTION 2.03. Purchase Price; Allocation of Purchase Price . (a) Subject to the adjustments set forth in Section 2.07, the purchase price for the Purchased Assets shall be $165,100,000 (the "Purchase Price").

          (b) The Purchaser and the Seller shall, in good faith, use reasonable commercial efforts to, within 120 days after the date of Closing, reach an agreement as to the allocation of the sum of the Purchase Price and the Assumed Liabilities among the Purchased Assets (including the assets in Canada) (the "Allocation"). Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the Allocation in a manner consistent with Section 1060 of the Code and the Regulations thereunder. If the Purchaser and the Seller have agreed on an Allocation, then the Purchaser and the Seller shall each file IRS Form 8594 consistent with the Allocation and neither the Seller nor the Purchaser will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise. If the

Purchaser and the Seller cannot agree on an Allocation, each party may report an Allocation that, in its sole discretion, is consistent with Section 1060 of the Code and the Regulations thereunder.

     SECTION 2.04. Closing . Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 1:30 P.M. New York time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Section 7.01 and Section 7.02 (other than conditions with respect to actions the respective parties will take at the Closing itself, but subject to the satisfaction of those conditions) or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing.

     SECTION 2.05. Closing Deliveries by the Seller . At the Closing, Audiovox (as to items (e), (g) and (i)) or the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) the Assumption Agreement, the Bill of Sale, the Assignment of Intellectual Property, each Assignment of Lease, the Trademark License Agreement and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be reasonably requested by the Purchaser to transfer the Purchased Assets to the Purchaser or evidence such transfer on the public records, which request shall be provided to the Seller at least five (5) days before the Closing;

          (b) executed counterparts of each Ancillary Agreement to which the Seller is a party other than the Ancillary Agreements delivered pursuant to
     Section 2.05(a);

          (c) a receipt for the Purchase Price less the Escrow Amount;

          (d) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (e) true and complete copies, certified by the Secretary or an Assistant Secretary of Audiovox of the resolutions duly and validly adopted by the Board of Directors of Audiovox, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (f) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

          (g) certificates of the Secretary or an Assistant Secretary of Audiovox certifying the names and signatures of the officers of Audiovox authorized to sign this Agreement and the other documents to be delivered hereunder;

          (h) a certificate of a duly authorized officer of the Seller certifying as to itself as to the matters set forth in Section 7.02(a);

          (i) a certificate of a duly authorized officer of Audiovox certifying as to itself as to the matters set forth in Section 7.02(a); and

          (j)  a  certificate  of  non-foreign  status  (in  a  form  reasonably
     acceptable  to  Purchaser)  pursuant  to  section   1.1445-2(b)(2)  of  the
     Regulations.

     SECTION 2.06. Closing Deliveries by the Purchaser . (a) At the Closing, the Purchaser shall deliver to the Seller:

          (i) the Purchase Price and the $70,000 contemplated by Section 5.22 hereof, less the Escrow Amount, by wire transfer in immediately available funds to the Purchase Price Bank Account;

          (ii)  executed   counterparts  of  the  Assumption   Agreement,   each
     Assignment of Lease, the Assignment of Intellectual Property and the Trademark License Agreement;

          (iii) executed counterparts of each Ancillary Agreement (other than the Ancillary Agreements delivered pursuant to Section 2.06(a)(ii)) to which the Purchaser is a party;

          (iv) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (v) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

          (vi) a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 7.01(a).

          (b) At the Closing, the Purchaser shall deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the accounts designated therefore in the Escrow Agreement.

     SECTION 2.07. Post-Closing Adjustment of Purchase Price . The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 2.07:

          (a) Preliminary and Closing Statements of Net Assets. (i) On or before the date that is 25 calendar days following the Closing, the Seller shall deliver to the Purchaser the Preliminary Statement of Net Assets.

          (ii) As promptly as practicable, after the date that is 90 calendar days following the Closing, the Seller shall deliver to the Purchaser the Closing Statement of Net Assets, together with the report thereon of the Seller's Accountants, stating that the Closing Statement of Net Assets fairly presents Net Assets of the Business as of the close of business on the date of the Closing in accordance with GAAP.

          (b) Disputes. (i) Subject to clause (ii) of this Section 2.07(b), the Closing Statement of Net Assets, the Closing Statement of Inventories and the Receivables Reserve set forth on the Closing Statement of Receivables delivered by the Seller to the Purchaser shall be final, binding and conclusive on the parties hereto.

          (ii) The Purchaser may dispute any amounts reflected on (A) the Closing Statement of Net Assets, but only on the basis that the amounts reflected on the Closing Statement of Net Assets were not arrived at in accordance with GAAP (it being understood that any adjustments, estimates, accruals and calculations made on the Closing Statement of Net Assets that are made on the same basis as similar items on the Interim Statement of Net Assets shall be deemed to be made in accordance with GAAP) or were arrived at based on mathematical or clerical error, (B) the Closing Statement of Inventories but only on the basis that the amounts reflected on the Closing Statement of Inventories was not calculated in accordance with the rules set forth on Exhibit A hereto or that they were arrived at based on mathematical or clerical error and (C) the Receivables Reserve, but only on the basis that the Receivables Reserve was not arrived at in accordance with GAAP (it being understood that any adjustments, estimates, accruals and calculations made in respect of the Receivables Reserve that are made on the same basis as similar items on the Interim Statement of Net Assets shall be deemed to be made in accordance with GAAP) or were arrived at based on mathematical or clerical error; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If
     any      such resolution by the Seller's Accountants and the Purchaser's

     Accountants regarding the Closing Statement of Net Assets or the Closing Statement of Inventories leaves in dispute amounts the net effect of which in the aggregate would not affect the Final Net Working Capital Balance, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Statement of Net Assets or the Closing Statement of Inventories, as applicable, delivered by the Seller to the Purchaser. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within 20 Business Days after the receipt by the Seller and the Seller's Accountants of the Purchaser's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to Deloitte & Touche LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either Deloitte & Touche LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

          (iii) In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (c) Purchase Price Adjustments. (i) Preliminary Purchase Price Adjustment. (A) In the event that the Preliminary Net Working Capital Balance set forth on the Preliminary Statement of Net Assets is less than $40,000,000 (the "Target NWCB"), then there shall be a preliminary downward adjustment of the Purchase Price in an amount equal to such deficiency, the Purchaser shall deliver written notice to the Escrow Agent specifying the amount of such preliminary downward adjustment of the Purchase Price, and the Escrow Agent shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, pay an amount (the "Preliminary Purchase Price Reduction") equal to seventy-five percent (75%) of such deficiency to the Purchaser out of the Escrow Fund by wire transfer in immediately available funds. In the event that the Escrow Fund is insufficient to cover the amount of the Preliminary Purchase Price Reduction, then the Escrow Agent shall distribute the entire Escrow Fund to the Purchaser as provided above and the Seller or Audiovox, on behalf of the Seller, shall pay, on or prior to the same date as the Escrow Agent distributes the Escrow Fund to the Purchaser, an amount to the Purchaser, by wire transfer in immediately available funds, equal to the amount of such deficiency. No failure of the Purchaser to deliver a notice of the type specified in the immediately preceding sentence shall relieve the Seller of the obligation to pay the amount of such deficiency to the Purchaser.

          (B) In the event that the Preliminary Net Working Capital Balance exceeds the Target NWCB, then there shall be a preliminary upward adjustment of the Purchase Price in an amount equal to such excess and the Purchaser shall pay on or before the date that is 30 days following the date of the Closing an amount (the "Preliminary Purchase Price Increase") equal to seventy-five percent (75%) of such excess to the Seller by wire transfer in immediately available funds. Following the preliminary purchase price adjustments described in this Section 2.07(c)(i), the Target NWCB shall be adjusted to (1) subtract any Preliminary Purchase Price Reduction previously paid to the Purchaser by the Escrow Agent or the Seller or (2) add any Preliminary Purchase Price Increase previously paid to the Seller by the Purchaser (as so adjusted, the "Adjusted Target NWCB")

               (ii) Final Purchase Price Adjustment. Each of the Closing Statement of Net Assets, the Closing Statement of Inventories and the Receivables Reserve shall be deemed final for the purposes of this
          Section 2.07 upon the earliest of (x) the failure of the Purchaser to notify the Seller of a dispute within 30 Business Days of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser, (y) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Seller's Accountants and the Purchaser's Accountants and (z) the resolution of all disputes, pursuant to Section 2.07(b)(ii), relating to the Closing Statement of Net Assets the Closing Statement of Inventories or the Receivables Reserve, as applicable, by the
          Independent Accounting Firm. Within five Business Days of both the Closing Statement of Net Assets and the Closing Statement of Inventories being deemed final, the Seller's Accountants shall, with the agreement of the Purchaser's Accountants, calculate the Final Net Working Capital Balance and the Purchase Price shall be finally adjusted as follows:

          (A) In the event that the Final Net Working Capital Balance is less than the Adjusted Target NWCB, then the Purchaser shall deliver written notice to the Escrow Agent and the Seller specifying the amount of such shortfall and the Escrow Agent shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, pay to the Purchaser the amount of such shortfall out of the Escrow Fund by wire transfer in immediately available funds. In the event that the Escrow Fund is insufficient to cover the amount of such shortfall, then the Escrow Agent shall distribute the entire Escrow Fund to the Purchaser as provided above and the Seller or Audiovox, on behalf of the Seller, shall pay, on or prior to the same date as the Escrow Agent distributes the Escrow Fund to the Purchaser, an amount to the Purchaser, by wire transfer in immediately available funds, equal to the amount of such deficiency. No failure of the Purchaser to deliver a notice of the type specified in the immediately preceding sentence shall relieve the Seller of the obligation to pay the amount of such deficiency to the Purchaser.

          (B) In the event that the Final Net Working Capital Balance exceeds the Adjusted Target NWCB, then the Purchaser shall pay within three Business Days of the Final Net Working Capital Balance being calculated by the Seller's Accountants, with the agreement of the Purchaser's Accountants, the amount of such excess to the Seller by wire transfer in immediately available funds.

          (d) Until the Closing Statement of Net Assets is deemed final pursuant to Section 2.07(c), the Purchaser shall respond to and process warranty claims in substantially the same manner in which the Seller responded to and processed warranty claims prior to the Closing, including using the same third party service providers used by the Seller and charging actual costs for in-house repairs (which costs shall be calculated consistently with how they were calculated by the Seller).

     SECTION 2.08. Escrow . Prior to the Closing, the Seller and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit 2.08 (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, the Purchaser shall deposit the Escrow Amount at the Closing, in an account to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     SECTION 2.09. Receivables .

     (a) On or prior to 5:30 p.m. EST on the Business Day immediately following the date on which the Closing occurs, the Seller shall deliver to the Purchaser the Closing Statement of Receivables. Any amounts paid by any Customer (or any of its wholly owned Subsidiaries) to the Purchaser (or any of its wholly-owned Subsidiaries), whether in respect of a Receivable listed on the Receivables Listing or otherwise, shall, no later than (i) in the case of a Receivable paid by wire transfer, the Business Day following the day on which payment was received and (ii) in the case of a Receivable paid other than by wire transfer, the third Business Day following the day on which payment was received, be paid by wire transfer of immediately available funds to the Seller; provided, however that (i) Purchaser shall have no obligation to pay over amounts received by a particular Customer once the aggregate amount paid to the Seller and the Purchaser by such Customer beginning on the Business Day following the Closing equals the Per Customer Amount and (ii) if a Customer has given notice to the Seller or the Purchaser that such Customer is disputing its obligation to pay any amount of the Receivable listed on the Receivables Listing as being owed by the Customer (to the extent such Receivable is disputed, a "Disputed Receivable") or if a Receivable is deemed to be a Disputed Receivable (as described below), the Purchaser shall not be obligated to pay over amounts received from such Customer in excess of such Customer's Per Customer Amount less the amount any Disputed Receivable. Any Receivable not fully paid by a Customer by the date that is 25 days after the date that such Receivable is due may be deemed by the Seller or the Purchaser, upon written notice thereof, to the other party to be a Disputed Receivable.

     (b) Each of the Purchaser and the Seller shall give prompt written notice to the other that it has received notice of a Disputed Receivable. The Seller shall not initiate, or threaten to initiate, any legal proceedings against a

Customer who is the obligor of a Disputed Receivable to collect such Disputed Receivable until at least 15 Business Days following the date of the notice of the Disputed Receivable. If, at the end of such 15 Business Day period, such Disputed Receivable has not been paid to the Seller (either by the Customer or by the Purchaser on behalf of such Customer), the Seller may take any and all legal actions it believes are desirable to cause such Disputed Receivable to be paid to it.

          (c) Prior to 6 p.m. EST on each Business Day during the Collection Period (as hereinafter defined), the Purchaser and the Seller shall inform each other by email of the amount of payments that it has received from each Customer on such Business Day; provided, however that no information need be given with respect to any Customer once the Seller has received from such Customer the full amount of such Customer's Per Customer Amount. All amounts paid by a Customer, whether paid to the Seller directly or remitted to the Purchaser and then paid to the Seller shall be credited against such Customer's Per Customer Amount. In the event that, during the 120 day period following the Closing, a Customer gives notice that a Receivable set forth on the Receivables Listing is a Disputed Receivable and, had such notice been given at an earlier date, the Purchaser would not have been obligated to pay to the Seller an amount pursuant to this Section
     2.09 that the Purchaser has paid over to the Seller, then the Seller shall pay back to the Purchaser the full amount disputed by such Customer within three Business Days by wire transfer of immediately available funds. For 120 days after the Closing, the Purchaser shall direct and instruct its relevant employees to reasonably cooperate with the Seller in promptly collecting all Receivables and in resolving Disputed Receivables, in each case, in a manner consistent with the past practices of the Business.

          (d) From and after the Closing until the earlier of (x) the 90th Business Day following the Closing and (y) the date on which the Seller has received full payment of all Receivables reflected on the Receivables Listing, net of the aggregate Receivables Reserve and any Disputed Receivables (such period, the "Collection Period"), the Purchaser shall not, and it shall cause its Affiliates and representatives not to, take any action that would reasonably be expected to interfere with the Seller's ability to promptly collect any Receivable reflected on the Receivables Listing, including, without limitation, by suggesting or telling any Customer that for any reason it should not pay, or that it should delay paying, the full amount of its Receivable reflected on the Receivables Listing.

          (e) In the event that the Receivables Reserve is adjusted upward pursuant to Section 2.07(c), the Purchaser shall give written notice to the Seller of any Per Customer Amounts paid over to the Seller by the Purchaser in accordance with this Section 2.09 prior to the Receivables Reserve having been finally determined that would be reduced by virtue of such adjustment and the Seller shall pay back to the Purchaser such excess Per Customer Amounts (net of any amounts that the Purchaser would be required to pay to the Seller pursuant to this Section 2.09(e)) within two Business Days following such adjustment by wire transfer of immediately available funds. In the event that the Receivables Reserve is adjusted downward pursuant to Section 2.07(c), the Purchaser shall pay over to the Seller within two Business Days following such adjustment any amounts that the Purchaser would have been required to pay to the Seller had the Receivables Reserve been so adjusted immediately following the Closing (net of any amounts that the Seller would be required to pay back to the Purchaser pursuant to this Section 2.09(e)).

     SECTION 2.10. Inventories. On the day immediately following the date of the Closing, the Seller shall deliver to the Purchaser the Closing Statement of Inventories.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement, the Seller and Audiovox (only as to itself with respect to the matters set forth in Sections 3.01, 3.02, 3.11(b) and 3.30) hereby represent and warrant to the Purchaser as follows:

     SECTION 3.01. Organization, Authority and Qualification and Corporate Power of the Seller and Audiovox . (a) Each of the Seller and Audiovox is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, has the requisite corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties leased by it or the operation of its business makes such licensing or qualification necessary except where the failure to be so qualified or in good standing will not result in a Material Adverse Effect.

     (b) Each of the Seller and Audiovox has the requisite corporate power and authority to execute, deliver and, subject to receipt of the vote of the Audiovox stockholders contemplated in Section 3.30(b) and the approval of the Seller's stockholders, which has been obtained, perform this Agreement and each of the Ancillary Agreements to be executed, delivered and performed in connection with this Agreement, and except as set forth in Sections 3.02 and 3.03, each of the Seller and Audiovox has all requisite power and authority to transfer the Purchased Assets to the Purchaser. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which the Seller and Audiovox is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action (corporate or otherwise) on the part of the Seller and Audiovox (other than the vote of the Audiovox stockholders contemplated in Section 3.30(b) and the approval of the Seller's stockholders, which has been obtained). This
Agreement has been, and upon their execution and delivery the Ancillary Agreements shall have been, duly and validly executed and delivered by the Seller and Audiovox, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution and delivery the Ancillary Agreements shall constitute, the legal, valid and binding obligation of the Seller and Audiovox, enforceable against the Seller and Audiovox in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally. No other corporate proceedings on the part of the Seller or Audiovox are necessary to authorize this Agreement and the Ancillary Agreements (other than the vote of the Audiovox stockholders contemplated in Section 3.30(b) and the approval of the Seller's stockholders, which has been obtained).

     (c) There are no subsidiaries or Affiliates of Audiovox, other than ACC, Quintex and ACCC, which own, lease or have the legal right to use, or which are a party to and enjoy the right to the benefits of the Assumed Contracts and other arrangements which constitute, the Purchased Assets. Section 3.01(c) of the Disclosure Schedule sets forth the subsidiaries of ACC other than Quintex and ACCC. None of the entities set forth in Section 3.01(c) of the Disclosure Schedule have any assets. The liabilities of GLM Wireless Communications, Inc. exceed its assets.

     SECTION 3.02. No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each of the Seller and Audiovox do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or Audiovox, as the case may be, (b) conflict with or violate any material Law or Governmental Order applicable to the Seller or Audiovox, as the case may be, or any of its assets, properties or businesses, including the Business (except as may result from any facts or circumstances relating solely to the Purchaser), or (c) except as set forth in Section 3.02(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or Audiovox is a party or by which any of the Purchased Assets is bound or affected. The Seller knows of no reason (except as may result from any facts or circumstances relating solely to the Purchaser) why all consents set forth in Section 3.02(c) of the Disclosure Schedule will not be received.

     SECTION 3.03. Governmental Consents and Approvals . The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any material consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority applicable to the Seller or Audiovox, except (a) as described in Section 3.03 of the Disclosure Schedule and (b) the pre- merger notification and waiting period requirements of the HSR Act. The Seller knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

     SECTION 3.04. Financial Information; Books and Records. (a) True and complete copies of (i) the Interim Statement of Net Assets as set forth in
Section 3.04 of the Disclosure Schedule, (ii) the audited balance sheet of the Seller for each of the two fiscal years ended as of November 30, 2003 and 2002 respectively, and the related audited statements of income, stockholders' equity and cashflows of the Seller, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants and Seller's Prior Accountants (collectively referred to herein as the "Financial Statements") and (iii) the unaudited balance sheet of the Seller as of February 29, 2004, and the related statements of income, stockholders' equity and cashflows of the Seller (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Seller to the Purchaser. The Interim Statement of Net Assets (i) was prepared in accordance with the books of account and other financial records of the Seller, (ii) presents fairly, in all material respects, the Net Assets of the Business as of the date thereof (except that it excludes the Excluded Assets and Excluded Liabilities), (iii) has been prepared in accordance with GAAP, and (iv) includes all adjustments that are necessary for a fair presentation of the financial condition of the Business as of the date thereof. The Financial Statements and the Interim Financial Statement (i) were prepared in accordance with the books of account and other financial records of the Seller, (ii) present fairly, in all material respects, the financial condition and results of operations of the Business as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP and (iv) in the case of the Interim Statement of Net Assets, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered thereby.

     (b) The books of account and other financial records of the Seller in all material respects: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP, (ii) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     (c) The Sellers have the parts that it believes are reasonably necessary to fulfill its contractual obligations to repair products sold by the Business prior to the Closing. There are no material liabilities relating to obligations under the Assumed Contracts for the provision of training or technical support, other than liabilities that are reflected on the Interim Statement of Net Assets and will be reflected on the Closing Statement of Net Assets.

     SECTION 3.05. Absence of Undisclosed Liabilities. There are no material Liabilities of the Business, other than Liabilities (i) reflected or reserved against on the Interim Statement of Net Assets, (ii) set forth in Section 3.05 of the Disclosure Schedule, (iii) incurred since the date of the Interim Statement of Net Assets in the ordinary course of business, consistent with past practice, of the Seller and which do not and could not have a Material Adverse Effect or (iv) arising out of the Assumed Contracts.

     SECTION 3.06. Receivables. Section 3.06 of the Disclosure Schedule is an aged list of the Receivables as of the Interim Statement Date showing separately those Receivables that as of such date had been outstanding for (a) 30 days or less, (b) 31 to 60 days, (c) 61 to 90 days, and (d) more than 90 days. Except to the extent, if any, reserved for on the Interim Statement of Net Assets, all Receivables reflected on the Interim Statement of Net Assets arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller and in the ordinary course of business consistent with past practice and, except as reserved against on the Interim Statement of Net Assets, constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts and warranty claims and customary reserves required by GAAP accrued in the ordinary course of business consistent with past practice.

     SECTION 3.07. Inventories. (a) Subject to amounts reserved therefor on the Interim Statement of Net Assets, the values at which all Inventories are carried on the Interim Statement of Net Assets is consistent with the last sentence of the definition of "Inventories" herein. Except as set forth in Section 3.07(a)(i) of the Disclosure Schedule, the Seller has good and marketable title to the Inventories free and clear of all Encumbrances. Except as set forth in
Section 3.07(ii) of the Disclosure Schedule, the Inventories do not consist of, in any material amount, items that are obsolete, defective or slow- moving. The Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice or except as set forth in Section 3.07(a)(iii) of the Disclosure Schedule. No clearance or extraordinary sale of the Inventories has been conducted since the Interim Statement Date. The Seller has not acquired or committed to acquire Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice, nor has the Seller changed the price of any Inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Seller, (ii) reductions and increases responsive to normal competitive conditions and consistent with the Seller's past sales practices, (iii) increases to reflect any increase in the cost thereof to the Seller and (iv) increases and reductions made with the written consent of the Purchaser.

     (b) Section 3.07(b) of the Disclosure Schedule includes a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.

     SECTION 3.08. Assumed Contracts. Each description of an Assumed Contract or category of Assumed Contracts described in Part II of Section 2.01(a)(x) of the Disclosure Schedule is accurate in all material respects.

     SECTION 3.09. Sales and Purchase Order Backlog. (a) As of the Business Day immediately preceding the date hereof, open sales orders accepted by the Seller and relating to the Business totaled $244,768,080. Section 3.09(a) of the Disclosure Schedule lists all sales orders exceeding $100,000 per order which have been accepted by the Seller (related to the Business), and which were open as of the date hereof.

     (b) As of the Business Day immediately preceding the date hereof, open purchase orders issued by the Seller and relating to the Business, totaled $737,911,285. Section 3.09(b) of the Disclosure Schedule lists all purchase orders exceeding $100,000 per order which have been issued by the Seller (related to the Business) and which were open as of the date hereof.

     SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as set forth in Section 3.10 of the Disclosure Schedule, since the Interim Statement Date, and, except with respect to clause
(x) below (which speaks as of the date hereof and, pursuant to Section 7.02(a), as of the date of the Closing), prior to the date hereof, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since the Interim Statement Date, the Seller has not:

          (a) permitted or allowed any of the Purchased Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (b) except in the ordinary course of business consistent with past practice and payments under contracts entered into prior to the date hereof as disclosed in Section 3.14 of the Disclosure Schedule, discharged or otherwise obtained the release of any Encumbrance related to the Business, or paid or otherwise discharged any Liability related to the Business, other than current liabilities reflected on the Interim Statement of Net Assets and current liabilities incurred in the ordinary course of business consistent with past practice since the Interim Statement Date;

          (c) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Purchased Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

          (d) made any change in any method of accounting or accounting practice or policy used by the Seller and relating to the Business, other than such changes required by GAAP;

          (e) amended, terminated, cancelled or compromised any material claims of the Seller (related to the Business) or waived any other rights of substantial value to the Seller (related to the Business), other than with respect to the Excluded Assets;

          (f) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property) of the Seller (related to the Business), other than the sale of Inventories in the ordinary course of business consistent with past practice, other than with respect to the Excluded Assets;

          (g) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person engaged in a business relating to the Business or acquired a substantial portion of the assets or business of any Person engaged in a business relating to the Business or any division or line of business thereof, or otherwise acquired any material assets relating to the Business other than in the ordinary course of business consistent with past practice;

          (h) made any capital expenditure or commitment for any capital expenditure , in each case relating to the Business, in excess of $500,000 individually or $2,000,000 in the aggregate;

          (i) except in the ordinary course of business consistent with past practice, issued any sales orders or otherwise agreed to make any purchases, in each case relating to the Business, involving exchanges in value in excess of $5,000,000 individually or $10,000,000 in the aggregate;

          (j) made any material changes in the customary methods of operations of the Business, including those relating to purchasing, Inventories, marketing, booking sales or Receivables, selling and pricing;

          (k) made, revoked or changed any Tax election or method of Tax accounting, or settled or compromised any liability with respect to Taxes, in each case relating to the Business or the Purchased Assets;

          (l) incurred any material Indebtedness relating to the Business, other than Inter-company Payables incurred in the ordinary course of business consistent with past practice;

          (m) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person in connection with the Business, except for any amount that will be discharged prior to the Closing;

          (n) failed to pay any creditor of the Business any material amount owed to such creditor when due unless such amount was disputed in good faith and subject to customary adjustments;

          (o) except in the ordinary course of business consistent with past practice or as required by Law (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any of its employees to whom offers of employment will be made pursuant to Section 6.01, including any increase or change pursuant to any Plan, or (ii) established or increased or promised to increase any benefits under any Plan;


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



          (p) entered into any agreement, arrangement or transaction relating to the Business with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

          (q) terminated, discontinued, closed or disposed of any plant, facility or other business operation used in the Business, or laid off any employees employed in connection with the Business (other than layoffs in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

          (r) disclosed any secret or confidential Intellectual Property relating to the Business (except by way of issuance of a patent) or permitted to lapse or become abandoned any Intellectual Property relating to the Business (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller has any right, title, interest or license;

          (s) allowed any Permit or Environmental Permit relating to the Business to lapse or terminate or failed to renew any insurance policy, Permit or Environmental Permit relating to the Business that is scheduled to terminate or expire within 45 calendar days of the Closing;

          (t) failed to maintain the plant, property and equipment included in the Purchased Assets in good repair and operating condition, ordinary wear and tear excepted;

          (u) suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

          (v) amended, modified or consented to the termination of any Material Contract or the Seller's rights thereunder;

          (w) (i) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property, Licensed Intellectual Property or Transferred IP Agreements, including failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (ii) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, other than licenses of Transferred Software to the customers of the Business in the ordinary course of its business,
     (iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to Interim Statement Date) or
     (iv) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

          (x) suffered any Material Adverse Effect;


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



          (y) agreed, whether in writing or otherwise, to take in a legally enforceable manner any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement and the Ancillary Agreements;

          (z) terminated the employment nor received the resignation of any Key Employees;

          (aa) issued a notice of intention to terminate the employment of any Key Employees nor received a notice of intention to resign by any Key Employees; or

          (bb) settled, or agreed to settle, any action, suit or proceeding relating to the Business or the Purchased Assets other than in the ordinary course of business consistent with past practice.

     SECTION 3.11. Litigation. (a) Except as set forth in Section 3.11 of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties and the date and method commenced), there are no material Actions by or against the Seller or any Affiliate thereof and relating to the Business or affecting any of the Purchased Assets or the Business pending before any Governmental Authority (or, to the best knowledge of the Seller, threatened to be brought by or before any Governmental Authority). The Seller is not subject to any Action relating to the Business that has a Material Adverse Effect or is reasonably likely to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Neither the Seller nor any of the Seller's assets or properties, including the Purchased Assets, is subject to any Governmental Order (nor, to the best knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     (b) Audiovox is not subject to any Action relating to the Business that has a Material Adverse Effect or is reasonably likely to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Audiovox is not subject to any Governmental Order (nor, to the best knowledge of Audiovox, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     SECTION 3.12. Compliance with Laws. (a) The Seller has conducted and continues to conduct the Business in accordance with all material Laws and Governmental Orders applicable to the Seller or any of its properties or assets, including the Purchased Assets, and the Seller is not in material violation, or the Seller has not been in material violation during the last three years, of any such Law or Governmental Order, except as set forth in Section 3.12 (a) of the Disclosure Schedule.

     (b) Section 3.12(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Seller (related to the Business) or any of its properties or assets, including the Purchased Assets, or the Business and no such Governmental Order has or has had a Material Adverse Effect or is reasonably likely to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     SECTION 3.13. Environmental and Other Permits and Licenses; Related Matters. (a) Except as set forth in Section 3.13(a) of the Disclosure Schedule:

          (i) The Seller (as it relates to the Business) is in material compliance with all applicable Environmental Laws and all Environmental Permits.

          (ii) There has been no material Release of any Hazardous Material on any of the Leased Real Property or, during the period of the Seller's ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Seller.

          (iii) There are no Environmental Claims pending or, to the best knowledge of the Seller, threatened against the Seller (relating to the Business) or the Leased Real Property, and to the Seller's best knowledge there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

          (iv) The Seller has no actual or alleged material liability, whether fixed or contingent, relating to the Business under any Environmental Law.

     (b) Neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

     SECTION 3.14. Material Contracts. (a) Section 3.14(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements and informal arrangements) of the Seller relating to the Business (collectively, the "Material Contracts"):

          (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property, with any supplier or for the furnishing of services to the Seller or otherwise related to the Business under the terms of which the Seller: (A) is reasonably likely to pay or otherwise give consideration of more than $500,000 in the aggregate during the fiscal year ending November 30, 2004, (B) is reasonably likely to pay or otherwise give consideration of more than $120,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days' notice and is reasonably likely to pay or otherwise give consideration of more than $120,000 in the aggregate over the remaining term of the contract;

          (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property, or for the furnishing of services by the Seller which: (A) is likely to involve consideration of more than $100,000 in the aggregate during the fiscal year ending November 30, 2004, (B) is likely to involve consideration of more than $500,000 in the aggregate over the remaining term of the contract or
     (C) cannot be cancelled by the Seller  without  penalty or further  payment and without more than 30 days' notice and is likely to involve consideration of more than $500,000 in the aggregate during the remaining term of the contract;

          (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Seller is a party and which would require a payment in 2004 in excess of $120,000;

          (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice and which would require a payment in 2004 in excess of $120,000;

          (v) all contracts and agreements relating to Indebtedness of the Seller;

          (vi) all contracts and agreements with any Governmental Authority to which the Seller is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (viii) all contracts and agreements between or among the Seller and any Affiliate of the Seller;

          (ix) all contracts and agreements providing for employee benefits under any Plan listed in Section 3.21 of the Disclosure Schedule;

          (x) all employment contracts, written or oral, with any officer, consultant, director or employee of the Business;

          (xi)  all  contracts  and  agreements   relating  to  restrictions  on
     competition of the employees of the Seller;

          (xii)  all  joint   venture   contracts  or   arrangements   or  other
     arrangements involving sharing of profits;

          (xiii) all agreements relating to the disposition or acquisition of assets or any interest in any business enterprise other than those entered into in the ordinary course and consistent with past practice;

          (xiv) all settlements of administrative, judicial, mediation or arbitration proceedings;

          (xv) all leases or subleases of Leased Real Property;

          (xvi) all leases or subleases of Tangible Personal Property which require a payment in 2004 in excess of $100,000;

          (xvii) all Transferred IP Agreements; and

          (xviii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Seller or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

     (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, each Material Contract is valid and binding on the Seller thereto and is in full force and effect. The Seller is not in material breach of, or default under, any Material Contract.

     (c) To the best knowledge of the Seller, no other party to any Material Contract is in material breach thereof or default thereunder and the Seller has not received any notice of termination, cancellation, breach or default under any Material Contract.

     (d) The Seller has made available to the Purchaser true and complete copies
of  all  Material   Contracts,   including  all   amendments,   supplements  and
modifications thereto or waivers currently in effect thereunder.

     (e) Except as set forth in Section 3.14(e) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Purchased Assets.

     SECTION 3.15. Intellectual Property. (a) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, and registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, (ii) all Transferred IP Agreements and (iii) all other Owned Intellectual Property (other than trade secrets) material to the Business.

     (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule to the best knowledge of the Seller, the operation of the Business as currently conducted or as contemplated to be conducted, the use of the Owned Intellectual Property, the Licensed Intellectual Property, the Shared MIS Systems and the Developed Software in connection therewith and the Seller's transmission, use, linking and other practices related to the operation of their web sites in connection with the Business, the content thereof and the advertisements contained therein, do not, in any material respects, conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or Claims are pending or, to the best knowledge of the Seller, threatened against the Seller alleging any of the foregoing.

     (c) The Seller is the exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property and the Transferred IP Agreements, and the Seller has a valid right to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of the Business as currently conducted or as contemplated to be conducted subject only to the terms of the Transferred IP Agreements in the case of Licensed Intellectual Property.

     (d) No Owned Intellectual Property or Developed Software, or to the best knowledge of Seller, any Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

     (e) Except for the Excluded Intellectual Property, the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property that are material to the ordinary day-to-day conduct of the Business. The Owned Intellectual Property and the Developed Software and, to the best knowledge of the Seller, the Licensed Intellectual Property, are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

     (f) Except as set forth in Section 3.15(f) of the Disclosure Schedule, no material Actions or Claims have been asserted or are pending or, to the best knowledge of the Seller, are threatened against the Seller (i) based upon or challenging or seeking to deny or restrict the use by the Seller of any of the Owned Intellectual Property, the Licensed Intellectual Property, the Shared MIS Systems and the Developed Software, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Seller (in connection with the Business) infringe or misappropriate any Intellectual Property right of any third party or (iii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

     (g) To the best knowledge of the Seller, no Person is engaging in any activity that infringes the Owned Intellectual Property or Licensed Intellectual Property. Except as set forth in Section 3.15(g) of the Disclosure Schedule, the Seller has not granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property.

     (h) There is no Software (i)  material to the  operation of the Business or
(ii) manufactured, distributed, sold, licensed to a third party or marketed by the Seller in connection with the Business, other than, in each case, the Excluded Intellectual Property.

     (i) The Seller has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in the Business. To the best knowledge of the Seller, (i) there has been no misappropriation of any Trade Secrets used in the Business by any Person; (ii) no employee, independent contractor or agent of the Seller has misappropriated any Trade Secrets of any other Person in the course of performance as an employee, independent contractor or agent of the Business; and (iii) no employee, independent contractor or agent of the Seller is in material default or material breach of any term of any written employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

     (j) The Shared MIS Systems and the Developed Software, together with the Owned Intellectual Property and the Licensed Intellectual Property, includes all of the Software necessary to enable the Business to become a fully operational entity with all current functionality and appropriate controls to protect the Business from any non-Business access. Upon Closing, the Purchaser shall own or otherwise have a valid right to use (on the same terms and conditions that the Seller or Audiovox previously had such right to use) all Shared MIS Systems and Developed Software.

     SECTION 3.16. Real Property. (a) There are no parcels of Owned Real Property used in the Business or included in the Purchased Assets.

     (b) The Seller has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Seller assigned its interest under any lease or sublease of any parcel or any portion of any parcel of Leased Real Property to any third party.

     (c) Section 3.16(c) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all material ancillary documents pertaining thereto (including all material amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates) (such leases, subleases and ancillary documents being the "Lease Documents"). The Seller has made available to the Purchaser copies of all written Lease Documents. With respect to each of such leases and subleases, the Seller has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

     (d) Except as disclosed in Section 3.16(d) of the Disclosure Schedule, the interests of Seller in the Leased Real Property to be transferred pursuant to this Agreement are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

     (e) To the best knowledge of the Seller, all the Leased Real Property is occupied under a valid and current certificate of occupancy or similar permit.

     (f) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to such rental.

     (g) Except as set forth in Schedule 3.16(g) of the Disclosure Schedule, the Seller has the full right to exercise any Option contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

     (h) To the best knowledge of the Seller, none of the Leased Real Property to be transferred pursuant to this Agreement is the subject of any official complaint or notice of violation of any applicable Law, zoning ordinance, building code or regulation governing land use, and no such violation exists which detracts from or interferes with the present use of such properties or impairs the operations thereon; and there is no Law, zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of the Seller, threatened with respect to any such Leased Real Property which would detract from, or interfere with the present use of, such property or impair the operations thereon, as presently conducted.

For purposes of this Section 3.16 and Sections 3.17 and 3.18, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

     SECTION 3.17. Tangible Personal Property. (a) Section 3.17(a) of the Disclosure Schedule lists (as of the end of the most recent calendar month for which such data is available preceding the date of this Agreement) each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used in the Business.

     (b) The Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

     SECTION 3.18. Assets. (a) The Seller owns, leases or has the legal right to use all the properties and assets, including the Owned Intellectual Property, the Licensed Intellectual Property, the Transferred IP Agreements, the Leased Real Property and the Tangible Personal Property, used in the conduct of the Business, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all such contracts, agreements and other arrangements used by the Seller (as such relate to the Business) or in or relating to the conduct of the Business, all of which properties, assets and rights constitute Purchased Assets (subject to obtaining the third party consents and approvals) except for the Excluded Assets. The Seller has good and marketable title to, or, in the case of leased or subleased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

     (b) The Purchased Assets constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights as are necessary in the conduct of, the Business other than the Excluded Intellectual Property.

     (c) Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement (and subject to the receipt of required consents and approvals), the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

     SECTION 3.19. Customers. Listed in Section 3.19 of the Disclosure Schedule are the names and addresses of the ten largest customers (by revenue) of the Business for the twelve-month period ended February 29, 2004 and the amount for which each such customer was invoiced during such period. Except as set forth in
Section 3.19 of the Disclosure Schedule, the Seller as of the date hereof has not received any notice and has no reason to believe that any such significant customer of the Business has ceased, or will cease, to use the products, equipment, goods or services of the Business, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time except for reasons which may be attributable to the Purchaser.

     SECTION 3.20. Suppliers. Listed in Section 3.20 of the Disclosure Schedule are the names and addresses of each of the ten largest suppliers of raw materials, supplies, merchandise and other goods for the Business for the twelve-month period ended February 29, 2004 and the amount for which each such



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



supplier invoiced the Seller during such period.  Except as set forth in Section
3.20 of the Disclosure Schedule, as of the date hereof the Seller has not received any notice and has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Purchaser at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases except for reasons which may be attributable to the Purchaser. Except as set forth in Section 3.20 of the Disclosure Schedule, none of the raw materials, supplies, merchandise or other goods supplied to the Business are such that they are not generally available in the market from more than one source.

     SECTION 3.21.  Employee Benefit Matters.  (a) Plans and Material Documents.
Section 3.21(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller, in each case, for the benefit of any current or former employee, officer or director of the Business,
(ii) each employee benefit plan for which the Seller could incur liability under
Section 4069 of ERISA in the event such plan has been or were to be  terminated,
(iii) any plan in  respect  of which the  Seller  could  incur  liability  under
Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Business, including any contracts, arrangements or understandings relating to the sale of the Purchased Assets (collectively, the "Plans"); provided, that there shall be no obligation to list in Section 3.21(a) of the Disclosure Schedule any Plan that is not material. The Seller has furnished to the Purchaser a complete and accurate copy of each Plan that is in writing and a complete and accurate copy of each material document prepared in connection with each such Plan, including a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as set forth in Section 3.21(a) of the Disclosure Schedule or as permitted to be excluded from the definition of Plan, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller, in each case, for the benefit of any current or former employee, officer or director of the Business. The Seller has no express or implied commitment, whether legally enforceable or not, to (i) create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, in each of the foregoing cases, for the benefit of any current or former employee, officer or director of the Business.

     (b) Absence of Certain Types of Plans. None of the Plans is subject to Title IV of ERISA or Section 412 of the Code and none of the Company, ACC or any of their ERISA Affiliates currently contributes to, or during any time during the last six years had an obligation to contribute to, or has any liability to a plan subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in Section 3.21(b) of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a change in control. Except as set forth in
Section 3.21(b) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Business, other than COBRA continuation coverage. Except as set forth in Section 3.21(b) of the Disclosure Schedule, each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

     (c) Compliance with Applicable Law. Each Plan has been operated in all material respects in accordance with the requirements of all applicable Law, including ERISA and the Code, and the Seller and, to the knowledge of the Seller after discharging its fiduciary duty to satisfy any due inquiry, all Persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable Law, including ERISA and the Code. The Seller has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan, in each case as would not result in any material liability to the Seller or the Business. No Action is pending or, to the best knowledge of the Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Seller, no fact or event exists that could give rise to any such Action.

     (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Seller or any of its ERISA Affiliates that is intended to be qualified as a voluntary employees' beneficiary association and that is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

     (e) Absence of Certain Liabilities and Events. The Seller has engaged in no, and, to the knowledge of the Seller, there has been no, prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Seller nor any of its ERISA Affiliates has incurred any liability for any penalty or tax arising under
Section  4971,  4972,  4980,  4980B or 6652 of the Code or any  liability  under
Section 502 of ERISA, and, to the knowledge of the Seller, no fact or event exists that could give rise to any such liability.

     SECTION 3.22. Labor MattersThe Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller in connection with the Business, and to the best knowledge of the Seller currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business. There are no strikes, slowdowns, work stoppages or material controversies pending or, to the best knowledge of the Seller, threatened between the Seller and any employees of the Business, and the Seller has not experienced any such strike, slowdown or work stoppage or material controversies within the past three years. There are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Persons employed by or, to the best knowledge of the Seller, otherwise providing services for the Seller in connection with the Business. The Seller with respect to the Business is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all material amounts required to be withheld from employees of the Business and is not liable for any material arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Seller has in all material respects paid in full to all the Persons employed by or otherwise performing services for the Business or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Persons. There is no material claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of the Seller, threatened, in each case, before any Governmental Authority with respect to any current or former employee of the Business. The Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with respect to the Business. Except as set forth in
Section 3.22 of the Disclosure Schedule, there is no charge or proceeding with respect to a material violation of any occupational safety or health standard that has been asserted or is now pending or, to the best knowledge of the Seller, threatened with respect to the Business. Except as set forth in Section
3.22 of the Disclosure Schedule, there is no charge of discrimination in employment or employment practices with respect to the Business, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller has employed or currently employs any Person in connection with the Business nor, to the best knowledge of the Seller has any such charge been threatened. Except as set forth in Section 3.22 of the Disclosure Schedule, to the best knowledge of the Seller, the Seller has not used, in connection with the Business, the services of workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or Persons who have provided services as independent contractors, to an extent that could reasonably be expected to result in the disqualification of any Plan under applicable Law, or the imposition of penalties or excise Taxes with respect to any Plan by the IRS, the U.S. Department of Labor or any other Governmental Authority, or a claim by such Person for participation or eligibility for benefits under any Plan.

     SECTION 3.23. Key Employees. (a) Section 3.23 of the Disclosure Schedule lists, for each employee of the Business, the name, title, place of employment, hire date, actual W-2 compensation for 2002 and 2003 and annualized compensation for 2004, accrued vacation and sick leave and paid time off as of the date of this Agreement and a description of the position and job function of each current salaried employee of the Seller who is employed or retained in connection with the Business and whose annual compensation exceeded (or, in 2004, is expected to exceed) $75,000.

     (b) Except as set forth in Section 3.23(b) of the Disclosure Schedule, no director, officer, management employee or technical and professional Person who is employed by or who otherwise perform services for the Seller in connection with the Business are under written obligation to the Seller to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

     SECTION 3.24. Certain Interests. Except as set forth in Section 3.24 of the Disclosure Schedule, to the best knowledge of the Seller, no stockholder, officer or director of the Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

          (a) has any direct or indirect material financial interest in any competitor, supplier or customer of the Business; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer and that are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property that the Seller uses in the conduct of the Business; or

          (c) has outstanding any Indebtedness to the Seller.

     SECTION 3.25. Taxes. Except as set forth in Section 3.25 of the Disclosure Schedule, (a) all Tax Returns required to be filed by or with respect to the Seller, the Purchased Assets or the Business (including any consolidated, combined or unitary Tax Return that includes the Seller) have been timely filed, and taxes in connection therewith have been timely paid; (b) all such Tax Returns are true, correct and complete in all material respects; (c) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority and, to the best knowledge of the Seller, no basis exists for any such adjustment; (d) there are no pending or, to the best knowledge of the Seller, threatened Actions for the assessment or collection of Taxes against the Seller, the Purchased Assets or the Business or any Person that was included in the filing of a Tax Return with the Seller on a consolidated, combined or unitary basis; (e) there are no Tax liens on any of the Purchased Assets; (f) there are no requests for information outstanding that could affect the Taxes relating to the Purchased Assets or the Business; (g) the Seller has not received any notice or inquiry from any jurisdiction where the Seller does not currently file Tax Returns to the effect that such filings may be required with respect to the Purchased Assets or the Business or that the Purchased Assets or the Business may otherwise be subject to taxation by such jurisdiction; (h) the Seller has properly and timely withheld, collected or deposited all amounts required to be withheld, collected or deposited in respect of Taxes and (i) to the best knowledge of the Seller, there are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Purchased Assets or the Business, nor has the Seller received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation.

     SECTION  3.26.  Insurance.  Set  forth in  Section  3.26 of the  Disclosure
Schedule is a list of all material insurance policies related to the Business, which policies cover all material assets, properties and reasonably anticipated risks of the Business. All such policies are in full force and effect, all premiums due thereon have been paid and the Seller has complied in all material respects with the provisions of such policies. No proceeding is pending or, to the best knowledge of the Seller, threatened to revoke or cancel or limit such policies and no notice of cancellation of any such policies has been received by the Seller.

     SECTION 3.27.  Certain Business  Practices.  Except as set forth in Section
3.27 of the Disclosure Schedule, neither the Seller nor any of its directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Seller or any officer, director, partner, employee or agent of any such customer or officer, director, partner, employee or agent for the unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Business.

     SECTION 3.28. INTENTIONALLY OMITTED.

     SECTION 3.29. Brokers. Except for Jefferies & Company, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or its Affiliates. The Seller is solely responsible for the fees and expenses of Jefferies & Company, Inc.

     SECTION 3.30. Board Approval; Vote Required. (a) The Board of Directors of Audiovox (the "Audiovox Board"), by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Audiovox and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and declared their advisability and (iii) recommended that the stockholders of Audiovox approve and adopt this Agreement and approve the transactions contemplated hereby and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Audiovox's stockholders at the Audiovox Stockholders' Meeting (as hereinafter defined).

     (b) The only vote of the holders of any class or series of capital stock of Audiovox necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the votes under the outstanding shares of Class A common stock and Class B common stock of Audiovox voting as a single class in favor of the approval and adoption of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

     SECTION 4.02. No Conflict. Assuming compliance with the pre-merger notification and waiting period requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any material Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the Ancillary Agreements.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any material consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority applicable to the Purchaser, except
(a) as described in a writing given to the Seller by the Purchaser on the date of this Agreement, (b) the pre-merger notification and waiting period requirements of the HSR Act and (c) the applicable antitrust approvals in the Peoples Republic of China.

     SECTION 4.04. Financing. The Purchaser has, and at the Closing will have, all funds necessary to consummate all the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 4.05. Litigation. Except as set forth in a writing given to the Seller by the Purchaser on the date of this Agreement, no Action by or against the Purchaser is pending or, to the best knowledge of the Purchaser, threatened, which would materially and adversely affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     SECTION 4.06. Brokers. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for payment of the fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     SECTION 4.07. UTStarcom Canada. UTStarcom Canada is registered in Canada and in the Province of Ontario and is eligible to apply for the certificates necessary to exempt either the Seller or the Purchaser from paying GST and PST taxes in Canada and in the Province of Ontario as a result of the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION  5.01.  Conduct of Business  Prior to the  Closing.  (a) The Seller
covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Seller shall not conduct the Business other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller shall (as it relates to the Business) (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice and good business judgment; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its reasonable commercial efforts to (A) preserve intact the business organization of the Business, (B) keep available to the Purchaser (without any obligation to increase their compensation) the services of the employees of the Seller to whom offers of employment are to be made pursuant to
Section 6.01, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Business and (D) preserve its current relationships with the customers and suppliers of the Business and other persons with which the Business has had significant business relationships; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval (not to be unreasonably withheld), any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.16(c) of the Disclosure Schedule which by their terms would otherwise expire; and (v) except in accordance with Section 5.06 or Article IX, not engage in any practice, take any action, fail to take any action or enter into any transaction which would render it unable to satisfy the condition set forth in Section 7.02(a).

     (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser (not to be unreasonably withheld), the Seller will not take any of the actions enumerated in the second sentence of Section 3.10 and all clauses thereof (other than clauses (k), (u), (x), (z) and (aa), which shall be excluded).

     SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, subject to applicable limitations under confidentiality agreements to which the Seller is bound, upon reasonable notice, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, and books and records of the Seller relating to the Business and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Business and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Business (or legible copies thereof) that are reasonably available to the Seller as the Purchaser may from time to time reasonably request. All information disclosed hereunder shall be subject to the Confidentiality Agreement.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Seller, the making of any necessary filing by Audiovox or the Seller or for any other reasonable purpose, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records relating to the Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Seller, (ii) authorize, direct and instruct its employees with knowledge of such claims to reasonably cooperate and assist the Seller in connection with such claims and (iii) upon reasonable notice, afford the officers, employees, agents and representatives of Audiovox or the Seller reasonable access (including the right to make, at the Seller's


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expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Business and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, (ii) authorize, direct and instruct its employees with knowledge of such claims to reasonably cooperate and assist the Purchaser in connection with such claims and (iii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the Purchaser's expense), during normal business hours, to such books and records.

     SECTION 5.03. Confidentiality. Subject to the Seller's rights with respect to the Excluded Assets and the Excluded Liabilities, the Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, and (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable commercial efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, (x) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors, (y) the Seller reasonably believes is necessary or advisable in connection with any claim against the Seller or for which the Seller is purportedly responsible, whether by a third party or otherwise or (z) the performance by the Seller of its obligations, or the assertion by the Seller of any of its rights or remedies, under any Acquisition Document; and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Notwithstanding the foregoing, the Seller and its Affiliates may make such disclosures as are required under applicable securities or state law or regulation or national stock exchange rules or regulations. The



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Seller  agrees  and  acknowledges  that  remedies  at law for any  breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     SECTION 5.04.  Regulatory and Other  Authorizations;  Notices and Consents.
(a) The Seller shall use its reasonable commercial efforts to obtain all authorizations, consents, orders and approvals of all third parties, including all Governmental Authorities and officials that may be or become reasonably necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. The filing fee for such HSR Act filing shall be borne by the Purchaser.

     (b) The Seller shall cooperate and use its reasonable commercial efforts to obtain or assist the Purchaser in obtaining such third party consents and estoppel certificates as may be reasonably necessary or desirable in connection with the transactions contemplated by this Agreement.

     (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Business.

     (d) The Seller and the Purchaser agree that, in the event that any consent, approval or authorization reasonably necessary or desirable to preserve for the Business any right or benefit under any Assumed Contract is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as is reasonably practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use its reasonable commercial efforts to provide the Purchaser with, or cause to be provided to the Purchaser, the rights and benefits of the affected Assumed Contract for the term of such Assumed Contract. To the extent that any Assumed Contract is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the other party thereto or any third party including a government or governmental unit, or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation, or other governmental edict, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense of any such Assumed Contract.


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     (e) In using its reasonable commercial efforts to obtain any authorization, order, consent, approval, assignment,  estoppel certificate or waiver hereunder,
the  Seller  shall  not  be  obligated  to  incur  costs,   expenses  (including
third-party legal fees) and (collectively, "Consent Costs") which, along with all other Consent Costs incurred by the Seller, (x) exceed $500,000 in the aggregate and (y) are other than one-time costs to be paid in connection with obtaining such authorization, order, consent, approval, assignment or waiver. For the sake of clarity, Audiovox shall not have any obligation to incur Consent Costs.

     SECTION 5.05. Notice of Developments. Prior to the Closing, the Seller shall promptly notify the Purchaser (a) in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in a failure to satisfy the condition set forth in Section 7.02(a) and (b) all other material and adverse developments affecting the Purchased Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Business.

     SECTION 5.06. No Solicitation or Negotiation. (a) Each of the Seller and Audiovox agrees that neither it nor any of its directors, officers or employees will, and that it will cause its agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of Audiovox) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction. The Seller or Audiovox, as applicable, shall notify the Purchaser as promptly as practicable (and in any event within two (2) days after the Seller or Audiovox, as applicable, attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (and the Seller or Audiovox, as applicable, shall notify the Purchaser concerning any material amendments to such proposal or offer). Audiovox shall provide the Purchaser with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Audiovox
Board) of any meeting of the Audiovox Board at which the Audiovox Board is reasonably expected to consider any Competing Transaction. The Seller and Audiovox immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Seller and Audiovox agree not to, without the



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prior written  consent of the  Purchaser,  release any Person from, or waive any provision of, any confidentiality or standstill agreement (unless the Audiovox Board, in order to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, must waive the standstill provisions so that such Person may make a proposal or offer which may reasonably be expected to lead to a Superior Proposal) to which the Seller and Audiovox is a party relating to Audiovox, the Seller or the Purchased Assets.

     (b) Notwithstanding anything to the contrary in Section 5.06, the Audiovox Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and the Audiovox Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), that such proposal or offer constitutes, or may be reasonably expected to lead to, a Superior Proposal (as hereunder defined), (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be Audiovox's regularly engaged independent legal counsel), that, in light of such proposal or offer, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law,
(iii) provided written notice to the Purchaser of its intent to furnish information or enter into discussions with such person, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to Audiovox than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting Audiovox from satisfying its obligations under this Agreement).

     (c) Except as set forth in this Section 5.06(c), neither the Audiovox Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the Audiovox Recommendation (a "Change in the Audiovox Recommendation") or approve or recommend, or cause or permit Audiovox to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Audiovox Board determines, in its good faith judgment prior to the time of the Audiovox Stockholders' Meeting and after consultation with independent legal counsel (who may be Audiovox's regularly engaged independent legal counsel), that it is required to make a Change in the Audiovox Recommendation to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, the Audiovox Board may make a Change in the Audiovox Recommendation to recommend a Superior Proposal, but only (i) after providing written notice to the Purchaser (a "Notice of Superior Proposal") advising Audiovox that the Audiovox Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Audiovox Board intends to effect a Change in the Audiovox Recommendation and the manner in which it intends (or may intend) to do so, and (ii) if the Purchaser does not, within three (3) business days of Purchaser's receipt of the Notice of Superior Proposal, make an offer that the Audiovox Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation) to be at least as favorable to Audiovox's stockholders as such Superior Proposal. Any disclosure that the Audiovox Board may determine that it is compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to Audiovox and its stockholders under applicable Law, including



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under Rule 14d-9 or 14e-2 of the rules promulgated under the Securities Exchange
Act of 1934, as amended, will not constitute a violation of this Agreement.

     (d) A "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Audiovox or the Seller; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Audiovox or the Seller (other than a disposition of the assets of Audiovox that do not comprise the Purchased Assets); (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of Audiovox or of the Seller; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of Audiovox or of the Seller; or (v) any solicitation in opposition to approval and adoption of this Agreement by Audiovox's stockholders.

     (e) A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving Audiovox or the Seller pursuant to which the stockholders of Audiovox or the Seller, as the case may be, immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Audiovox), directly or indirectly, of ownership of 51% of the then outstanding shares of stock of Audiovox or 90% of the then outstanding shares of stock of the Seller, or (iii) an acquisition of 85% of the assets of the Seller, in each case on terms (including conditions to consummation of the contemplated transaction) that the Audiovox Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), to be more favorable to Audiovox stockholders than transactions contemplated by this Agreement; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Audiovox Board (after having received the advice of a financial advisor of nationally recognized reputation) to be obtained by such third party on a timely basis.

     SECTION 5.07. Use of Intellectual Property. From and after the Closing, neither the Seller nor any of its Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property, except for the Excluded Assets.

     SECTION 5.08. Non-Competition. (a) For a period of five years after the Closing (the "Restricted Period"), neither the Seller nor Audiovox shall


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conduct,  directly or  indirectly,  the Business or,  without the prior  written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, control, as a partner, stockholder or otherwise, any Person that conducts the Business; provided, however, that, (x) for the purposes of this
Section 5.08, ownership of securities having no more than five percent of the outstanding voting power of any such Person shall not be deemed to be in violation of this Section 5.08 as long as the Person owning such securities has no other material connection or relationship with, and no express ability to effect the management of, such other Person and (y) ownership of a Person hereafter acquired by the Seller or Audiovox that conducts the Business shall not be deemed a violation of this Section 5.08, provided, that (1) such Person is not engaged primarily in conducting the Business, (2) if Audiovox or the Seller, as the case may be, causes that Person to cease conducting the Business within six months of Audiovox or the Seller becoming the owner of such Person and (3) such Person shall not use the Audiovox name to promote the Business during such period of ownership by Audiovox or the Seller; and provided, further, that the ownership interests described in Section 5.08(a) of the Disclosure Schedule shall not be deemed to be in violation of this Section 5.08.

     (b) As a separate and independent covenant, the Seller agrees with the Purchaser that, for a period of five years following the Closing, neither the Seller nor Audiovox will in any way, directly or indirectly, materially interfere with or attempt to materially interfere with any officers, employees, representatives or agents of the Business or solicit or attempt to solicit any employee of the Purchaser to leave the employ of the Purchaser or violate the terms of their contracts, or any employment arrangements, with the Purchaser; provided, however, that the foregoing will not prohibit a general solicitation to the public.

     (c) The Restricted Period shall be extended by the length of any period during which the Seller or Audiovox is in breach of the terms of this Section 5.08.

     (d) The Seller acknowledges that the covenants of the Seller set forth in this Section 5.08 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section
5.08 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.08 are reasonable and proper.

     SECTION 5.09. INTENTIONALLY OMITTED.

     SECTION 5.10. Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the


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Purchaser  (other than any  obligations  with respect to the  application of the proceeds therefrom). The Seller agrees to indemnify the Purchaser in accordance with Article VIII against any and all liabilities (including any liabilities for Taxes of Seller as a transferee or otherwise) which may be asserted by third parties against the Purchaser as a result of the Seller's noncompliance with any such law.

     SECTION 5.11. Inter-company Arrangements. Prior to the Closing, the Seller shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 3.14(a)(viii) of the Disclosure Schedule, other than the Inter-company Payables and those contracts or arrangements set forth in Section
5.11 of the Disclosure Schedule, to be terminated.

     SECTION 5.12. Payments on Behalf of Affiliates . Payments made or received by the Purchaser pursuant to Article II, this Article V or Article VIII hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Affiliate of the Purchaser. The Purchaser may direct in writing any such payment to be made by or to the appropriate Affiliate, and the Seller shall comply with any such direction received at least two Business Days prior to the date such payment is due.

     SECTION 5.13. Transition Services . Following the Closing, the Seller shall provide, or cause to be provided, to the Business certain services that are currently provided by the Seller and its Affiliates to the Business, all in accordance with the transition services agreement substantially in the form attached hereto as Exhibit 5.13 (the "Transition Services Agreement") to be entered into by the Seller and the Purchaser as of the Closing.

     SECTION 5.14. Tax Cooperation and Exchange of Information . Upon the terms set forth in Section 5.02 of this Agreement, the Seller and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents in their possession relating to rulings or other determinations by Tax authorities. The Seller and the Purchaser shall make themselves (and shall direct and instruct their respective employees to be)


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available on a basis mutually convenient to both parties to provide explanations of any documents or information provided under this Section 5.14. Each of the Seller and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of its Affiliates) relating to Tax matters relevant to the Purchased Assets or the Business for each taxable period first ending after the Closing and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) six years following the due date (without extension) for such Tax Returns. After such time, before the Seller or the Purchaser shall dispose of any such documents in its possession (or in the possession of its Affiliates), the other party shall be given the opportunity, after 90 days' prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party's expense). Any information obtained under this
Section 5.14 shall be kept confidential in accordance with Section 5.03, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     The Purchaser shall, in accordance with Section 5.02(b), make available the Transferred Employees and direct and instruct such Transferred Employees to cooperate with the Seller in the resolution of any Tax claims made against or incurred by the Seller prior to the Closing.

     SECTION 5.15. Conveyance Taxes . The Seller shall be liable for and shall hold the Purchaser harmless against any Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement. The Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Conveyance Tax to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Purchaser shall complete and execute resale or other exemption certificates, if available, with respect to the Purchased Assets acquired hereunder, and shall provide the Seller with executed copies thereof. The Purchaser will use its reasonable commercial efforts to cooperate with the Seller to take all actions reasonably necessary or desirable in order to exempt the transactions contemplated by this Agreement from any GST and PST taxes in Canada and in the Province of Ontario.

     SECTION 5.16. Further Action . (a) If, after the Closing, the Seller becomes aware of, or the Purchaser brings to the attention of the Seller, any assets of the Seller that should have been transferred as of the Closing but were not so transferred, then such assets shall be transferred to the Purchaser (or to one or more Affiliates of the Purchaser designated by the Purchaser) as soon as possible. This provision, however, shall not limit, in any way, the rights and remedies of the Purchaser under this Agreement.


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     (b) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

     SECTION 5.17. INTENTIONALLY OMITTED.

     SECTION 5.18. Proration of Taxes and Certain Charges . (a) Except as provided in Section 5.15, all Property Taxes levied with respect to the Purchased Assets for any Straddle Period, whether imposed or assessed in the Pre-Closing Tax Period or Post-Closing Tax Period, shall be prorated between the Seller and the Purchaser as of 12:01 A.M. on the day after the date of the Closing. If any Taxes subject to proration are paid by Purchaser, on the one hand, or Seller, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

     (b) Except as otherwise provided in this Agreement, all installments of special assessments or other charges on or with respect to the Purchased Assets payable by the Seller for any period in which the Closing shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated between the Seller and the Purchaser as of the 12:01 A.M. on the day after the date of the Closing. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the date of the Closing.

     (c) All refunds, reimbursements, installments of base rent, additional rent, license fees or other use related revenue receivable by any party to the extent attributable to the operation of the Business for any period in which the Closing shall occur shall be prorated so that the Seller shall be entitled to that portion of any such installment applicable to any period from and after the day after the date of the Closing, and if Purchaser or Seller, as the case may be, shall receive any such payments after the date of the Closing, they shall promptly remit to such other parties their share of such payments.

     (d) The  prorations  pursuant to this Section 5.18 may be calculated  after



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the Closing,  as each item to be prorated (including without limitation any such
Tax, obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due, provided that, in any event, any such proration shall be calculated not later than thirty (30) days after the party requesting proration of any item obtains the information required to calculate such proration.

     SECTION 5.19. Proxy Statement . (a) As promptly as practicable after the execution of this Agreement, Audiovox shall prepare and file with the SEC the proxy statement to be sent to the stockholders of Audiovox relating to the meeting of the Audiovox stockholders (the "Audiovox Stockholders' Meeting") to be held to consider approval and adoption of this Agreement or any information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"). The Seller shall furnish all information concerning the Seller as Audiovox may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the execution of this Agreement, Audiovox shall mail the Proxy Statement to its stockholders.

     (b) Except as provided in Section 5.06(c), Audiovox covenants that none of the Audiovox Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Audiovox Board or any committee thereof of this Agreement, or the transactions contemplated by this Agreement and the Proxy Statement shall include, the recommendation to the stockholders of Audiovox in favor of approval and adoption of this Agreement and approval of the transactions contemplated by this Agreement (the "Audiovox Recommendation").

     (c) Audiovox will advise the Purchaser, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (d) Audiovox represents that the information in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Audiovox, (ii) the time of the Audiovox Stockholders' Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Audiovox is responsible for filing with the SEC in connection with this Agreement or the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     SECTION 5.20. Audiovox Stockholders' Meeting . Audiovox shall, subject only to such delays as are necessary to enable the Audiovox Board to discharge its


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fiduciary  obligations in determining  whether any unsolicited offer or proposal regarding a Competing Transaction constitutes a Superior Proposal in accordance with Section 5.06 hereof, (i) call and hold the Audiovox Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and Audiovox shall use its reasonable best efforts to hold the Audiovox Stockholders' Meeting as soon as practicable after the date of this Agreement and (ii) use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders.

     SECTION 5.21. Trademark License Agreement . Concurrently with the Closing, Audiovox and the Purchaser shall enter into a trademark license agreement substantially in the form attached hereto as Exhibit 5.21 (the "Trademark License Agreement").

     SECTION 5.22. Replication Service . On or prior to the Closing, Audiovox and the Seller shall replicate, for the Purchaser, all Developed Software, which, together with the Shared MIS Systems, Owned Intellectual Property and Licensed Intellectual Property, will enable the Business to become a fully operational entity with all current functionality and appropriate controls to protect the Business from any non- Business access (the "Replication Service"). All hardware brands and configurations used in the Replication Service shall be approved by the Purchaser prior to such use. The Purchaser shall pay $70,000 for the Replication Service but in no event shall the Purchaser be obligated to make any other payments in respect of the Replication Service or the resulting replicated environment.

     SECTION 5.23. Limited Updating of Disclosure Schedules . At the Closing, the Seller shall, to the extent necessary, update Sections 3.07(b), 3.12(b), 3.14(a), 3.14(b), 3.15(a), 3.16(c), 3.17(a) and 3.26 of the Disclosure Schedule
(provided, that, in the case of Section 3.14(b) of the Disclosure Schedule, the Seller may only update the disclosure as to contracts which are no longer in full force and effect due to their expiration or termination in accordance with their terms) to reflect information arising after the date of this Agreement and the updating of such Sections of the Disclosure Schedule shall not be deemed to be a breach of the representations and warranties which such disclosures modify except to the extent that (i) the actions giving rise to such updating constitute a breach of Section 5.01 hereof or (ii) the additional information disclosed would have a Material Adverse Effect.





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     SECTION  5.24.  Leases.  Audiovox and the  Purchaser  shall use  reasonable commercial efforts to negotiate and agree upon the form of the 555 Wireless Sublease within 45 days after the date of this Agreement. The Purchaser shall use reasonable commercial efforts to negotiate and agree upon the form of the Cerritos Lease within 45 days after the date of this Agreement.

     SECTION 5.25. Section 404 Compliance . (a) Promptly after the date of this Agreement, the Seller shall retain the Seller's Reporting Controls Advisors, as outside advisors, to work with the Seller to develop and implement the ACC Internal Reporting Controls and to satisfy the Interim Milestones. The Seller shall use its best efforts to (i) satisfy the Interim Milestones and (ii) develop and implement the ACC Internal Reporting Controls prior to September 30, 2004. The Purchaser and the Purchaser's Reporting Controls Advisors shall work cooperatively with the Seller and the Seller's Reporting Controls Advisors to provide necessary information on a timely basis to the Seller concerning the UTSI Internal Reporting Controls to enable the Seller to develop and implement the ACC Internal Reporting Controls, meet the Interim Milestones and satisfy the condition set forth in Section 7.02(j). All costs and expenses of the Seller and the Seller's Reporting Controls Advisors relating to the development and implementation of the ACC Internal Reporting Controls shall be borne by the Seller.

     (b) In the event that the Purchaser shall not have made the Determination of Satisfactory Controls by September 30, 2004, the Purchaser and the Seller agree that the Seller shall no longer be obligated hereunder to develop and implement the ACC Internal Reporting Controls.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01. Offer of Employment . As of the Closing, the Purchaser shall offer employment to each of the then-current employees of the Seller listed on
Section 6.01 of the Disclosure Schedule providing for employee benefits (other than equity compensation arrangements) on terms that are no less favorable than the terms and conditions applicable to similarly situated employees of the Purchaser, it being understood that such employees shall receive credit for all prior periods of service with the Seller for purposes of participation in compensation and employee benefit plans, programs or arrangements of the Purchaser; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. At Closing, Purchaser shall hire all employees who accept such offer of employment. As used herein, "Transferred Employee" shall mean each employee who accepts such offer. In addition, the Purchaser agrees to (i) credit each of the Transferred
Employees with a number of paid vacation, sick leave and personal days immediately following the date of Closing equal to the number of such days each such Transferred Employee has accrued but not used as of the date of Closing



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under the applicable  policies of the Seller as in effect  immediately  prior to the date of Closing, and (ii) allow each of the Transferred Employees to use such days following the date of Closing in accordance with the applicable policies of the Purchaser as are in effect from time to time. The Purchaser and Seller shall undertake in good faith to consider the preparation and filing of employment tax reports with respect to the Transferred Employees using the alternative procedure set forth in Revenue Procedure 96-60 under the Code.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

     SECTION 7.01. Conditions to Obligations of the Seller and Audiovox . The obligations of the Seller and Audiovox to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Audiovox or the Seller, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing (disregarding for these purposes any materiality or corollary qualifications contained therein), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Purchaser Material Adverse Effect, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing except to the extent that any failures of such representations and warranties to be true and correct that would not have a Purchaser Material Adverse Effect, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects;

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated and the applicable approvals and/or clearances with respect to the antitrust review in the Peoples Republic of China (the "PRC Antitrust Approvals") have been received;

          (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any of Audiovox, the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(c) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action; and

          (d)  Audiovox   Stockholders'   Approval.   This   Agreement  and  the



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



     transactions contemplated by this Agreement have been approved and adopted by the requisite affirmative vote of the stockholders of Audiovox in accordance with the General Corporation Law of Delaware, and Audiovox's certificate of incorporation, and such approval shall not have been rescinded, revoked or otherwise withdrawn.

     SECTION 7.02. Conditions to Obligations of the Purchaser . The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Seller and Audiovox contained in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing (disregarding for these purposes any materiality, Material Adverse Effect or corollary qualifications contained therein), except to the extent that any failures of such representations and warranties to be so true and correct would not have a Material Adverse Effect, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing except to the extent that any failures of such representations and warranties to be true and correct that would not have a Material Adverse Effect, and the covenants and agreements contained in this Agreement to be complied with by the Seller and Audiovox on or before the Closing shall have been complied with in all material respects;

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated and the PRC Antitrust Approvals have been received];

          (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any of Audiovox, the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect; provided, however, that the provisions of this Section 7.02(c) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

          (d) Governmental Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, (i) all authorizations, consents, orders and approvals of all Governmental Authorities and officials which are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (e) Third Party Consents and Approvals. With respect to each agreement


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



     listed in Section 7.02(e)(i) of the Disclosure Schedule, the Purchaser or Seller shall have received either (x) consent that such agreement may be assigned to the Purchaser in connection with the transactions contemplated by this Agreement or (y) the opportunity to enter into a new agreement that is, in the aggregate, not materially less favorable to Purchaser than, on the date of the Closing, is the agreement that it is replacing. With respect to three of the five agreements listed in Section 7.02(e)(ii) of the Disclosure Schedule, the Purchaser or Seller shall have received (x) consent that such agreement may be assigned to the Purchaser in connection with the transactions contemplated by this Agreement or (y) the opportunity to enter into a new agreement that is, in the aggregate, not materially less favorable to Purchaser than, on the date of the Closing, is the agreement that it is replacing.

          (f) Employment Agreements. The Employment Agreement shall have been validly entered into and shall be in full force and effect and Philip Christopher shall, as of Closing, become an employee of the Purchaser; and

          (g) Key Employees. At least 80% of the key employees listed in Section 7.02(g) of the Disclosure Schedule ("Key Employees") to whom the Purchaser extended offers of employment prior to the Closing shall have accepted the Purchaser's offer of employment and shall, as of Closing, become employees of the Purchaser.

          (h) Audiovox Stockholders' Approval. This Agreement and the transactions contemplated by this Agreement have been approved and adopted by the requisite affirmative vote of the stockholders of Audiovox in accordance with the General Corporation Law of Delaware, and Audiovox's certificate of incorporation, and such approval shall not have been rescinded, revoked or otherwise withdrawn.

          (i) Leases. (i) Audiovox and the Purchaser shall have entered into a sublease agreement (the "555 Wireless Sublease") for space at 555 Wireless Blvd., Hauppauge, New York in a form mutually agreed by the parties on the terms set forth in Exhibit 7.02(i)(i) and (ii) Marquardt Associates and the Purchaser shall have entered into a lease agreement (the "Cerritos Lease") for space at 16820 Marquardt Avenue, Cerritos, California in a form mutually agreed by the parties on the terms set forth in Exhibit 7.02(i)(ii).

          (j) Section 404 Compliance. The Purchaser shall have made the Determination of Satisfactory Controls on or before September 30, 2004; provided, that, from and after January 1, 2005, this Section 7.02(j) shall no longer be a condition to the Purchaser's obligation to consummate the transactions contemplated by this Agreement




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
                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.01. Survival of Representations and Warranties . (a) The representations and warranties of the Seller and Audiovox contained in this Agreement and the Ancillary Agreements shall survive the Closing until the second anniversary of the Closing; provided, however, that (i) the representations and warranties made pursuant to Sections 3.01 and 3.29 shall survive indefinitely and (ii) the representations and warranties dealing with Tax matters shall survive until 120 days after the expiration of the relevant statute of limitations for the Tax liabilities in question. Neither the period of survival nor the liability of the Seller and Audiovox with respect to the Seller's and Audiovox's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller and Audiovox, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     (b) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements shall survive the Closing until the second anniversary of the Closing. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     SECTION 8.02. Indemnification by the Seller and Audiovox . If the Closing shall occur, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller and Audiovox, on a joint and several basis, for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

     (a) the breach of any representation or warranty made by the Seller contained in the Acquisition Documents;

     (b) the breach of any covenant or agreement by the Seller contained in the Acquisition Documents;

     (c) any claim or cause of action of any third party relating to any action, inaction, event, condition, liability or obligation of the Seller occurring or existing prior to the Closing (other than the Assumed Liabilities); and

     (d) the Excluded Liabilities.

     To the extent that the Seller's or Audiovox's undertakings set forth in this Section 8.02 may be unenforceable, the Seller or Audiovox, as the case may



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be, shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties, provided, that, in no event shall the Seller's or Audiovox's liability exceed the amounts set forth in Section 8.04 hereof.

     SECTION 8.03. Indemnification by the Purchaser . If the Closing shall occur, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

     (a) the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents;

     (b) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents;

     (c) Liabilities, whether arising before or after the Closing, that are expressly assumed by the Purchaser pursuant to this Agreement, including the Assumed Liabilities;

     (d) Taxes, other than the Excluded Taxes, relating to the Purchased Assets, the Business or the Assumed Liabilities for any Post-Closing Tax Period;

     (e) claims arising after the Closing made by Transferred Employees relating to their employment with the Purchaser; and

     (f) any claim or cause of action by any third party relating to any action, inaction, event, condition, liability or obligation relating to the operation of the Business from and after the Closing.

     To the extent that the Purchaser's  undertakings  set forth in this Section
8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties, provided, that, in no event shall the Purchaser's liability exceed the amounts set forth in Section 8.04 hereof.

     SECTION 8.04. Limitation on Obligation to Indemnify . Notwithstanding anything to the contrary contained in this Agreement:

     (a) an Indemnifying Party shall be liable for any claim for indemnification pursuant to Section 8.02(a) or 8.02(b) hereof, as applicable, only to the extent, and for the amount, that the aggregate amount of indemnifiable Losses are in excess of $500,000; provided that, in determining the amount of such indemnifiable Losses (but not the breach thereof giving rise to indemnification) each representation shall be read without regard to any materiality, Material

Adverse Effect or corollary qualifications contained therein;

     (b) in no event shall the obligations of all Indemnifying Parties, in the aggregate, to indemnify the Indemnified Party pursuant to this Article VIII exceed: (i) 30% of the Purchase Price with respect to Losses arising from breaches of any representation or warranty made by the Indemnifying Party contained in the Acquisition Documents and (ii) 50% of the Purchase Price with respect to all Losses (including those covered in clause (i) above); and

     (c) the amount of Losses for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VIII shall be reduced by any amount received under any insurance policy by the Indemnified Party with respect to such Losses.

     SECTION 8.05. Notice of Loss; Third Party Claims . (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Article VIII, promptly, but in any event, within 20 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII.

     (b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article VIII, promptly, but in any event, within 20 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that, in the opinion of the Indemnified Party's counsel (a copy of which shall be given to the Indemnifying Party), would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying
Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party which shall not be unreasonably withheld unless such settlement shall involve only the payment of money with no admission of wrongdoing. In no event may an Indemnified Party settle any Third Party Claim without the prior written consent of the Indemnifying Party.

     SECTION 8.06. Distributions from Escrow Fund . The Escrow Agent shall deliver to the Purchaser from the Escrow Fund any amount determined to be owed to the Purchaser under this Article VIII in accordance with the Escrow Agreement. For the purposes of clarity, to the extent that there is a shortfall between the amount owed by the Seller to the Purchaser in respect of the indemnification amount and the Escrow Fund, the Seller and Audiovox, jointly and severally, shall be obligated to pay the Purchaser any such shortfall from its own account, subject to the limitations of this Article VIII.

     SECTION  8.07.  Other  Provisions  . The  indemnification  provided in this
Article VIII shall be, except in the case of fraudulent misrepresentation, the sole and exclusive remedy for any of the matters set forth in Sections 8.02 and
8.03. In no event shall the Seller or the Purchaser be liable for loss of profits or consequential damages incurred by the Purchaser or the Seller, respectively, or any of its respective Affiliates. Upon making any payment to an Indemnified Party for any indemnification claim under this Agreement or any Acquisition Document, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnifying Party or its Affiliates may have against other Persons (including under any insurance policies) with respect to the subject matter underlying such indemnification claim. The Indemnified Party and its Affiliates shall cooperate with the Indemnifying Party in pursuit of such rights and shall promptly turn over to the Indemnifying Party any payments received in respect of such rights.

     SECTION 8.08. Tax Treatment . The Seller and the Purchaser agree that all payments made by any of the Seller and Audiovox on the one hand and the

Purchaser  on the  other  hand to or for the  benefit  of the other  under  this
Article VIII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants shall be treated as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01. Termination . This Agreement may be terminated at any time prior to the Closing:

          (a) by (i) the Purchaser if between the date hereof and the Closing any representations, warranties or covenants of the Seller contained in this Agreement shall have become untrue or incorrect such that Section 7.02(a) could not be satisfied or (ii) by the Seller or Audiovox if, between the date hereof and the Closing any representations, warranties or covenants of the Purchaser contained in this Agreement shall have become untrue or incorrect such that Section 7.01(a) could not be satisfied;

          (b) by either the Seller or the Purchaser if the Closing shall not have occurred by December 15, 2004 (as such date shall be extended to January 15, 2005, solely in the event that the condition set forth in
     Section 7.02(j) shall fail to have been satisfied or waived) (either such date being, as applicable, the "Initial Termination Date); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; provided, further, that at any time after the Initial Termination Date, if the PRC Antitrust Approvals have not been received, and at such time the Seller and Audiovox have satisfied their conditions to Closing and are otherwise in all respects prepared to close the transactions contemplated by this Agreement, then (i) the Seller may terminate this Agreement and within two Business Days following such termination the Purchaser shall pay to the Seller by wire transfer of immediately available funds $1,000,000 as reimbursement for the Seller's expenses (the "Expense Reimbursement") and
     (ii) the Purchaser may not terminate this Agreement; provided, further, that, at any time after February 15, 2005, the Purchaser may terminate this Agreement if on the date of such termination the Purchaser shall pay to the Seller by wire transfer of immediately available funds the Expense Reimbursement.

          (c) by either the Seller or the Purchaser in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by the Purchaser if an Audiovox Triggering Event (as defined below) shall have occurred;

          (e) by the Purchaser or Audiovox or the Seller if this Agreement shall fail to receive the requisite vote for approval at the Audiovox Stockholders' Meeting; provided, that neither Audiovox nor the Seller shall be entitled to terminate this Agreement pursuant to this clause (e) if the Stockholder shall have breached the Voting Agreement; or

          (f) by Audiovox or the Seller if the Audiovox Board shall have recommended a Superior Proposal in accordance with Section 5.06(c) or in order to enter into a definitive agreement relating to a Superior Proposal; or

          (g) by the mutual written consent of the Seller and the Purchaser.

For purposes of this Agreement, an "Audiovox Triggering Event" shall be deemed to have occurred if: (i) the Audiovox Board makes a Change in the Audiovox Recommendation; (ii) the Audiovox Board shall have recommended to the stockholders of Audiovox a Competing Transaction or shall have resolved to do so; (iii) Audiovox shall have failed to include in the Proxy Statement the Audiovox Recommendation; (iv) the Audiovox Board fails to reaffirm the Audiovox Recommendation within seven Business Days after the Purchaser reasonably requests in writing that such recommendation be reaffirmed; or (v) Audiovox shall have intentionally breached its obligations under Section 5.06.

     SECTION 9.02. Effect of Termination . In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(a) as set forth in Sections 5.03 and 9.03, (b) that nothing herein shall relieve any party from liability for any breach of this Agreement and (c) the Purchaser shall promptly return or destroy (and cause its agents and representatives to return or destroy) all documents (and copies thereof) relating to the Business that were furnished to the Purchaser and all excerpts therefrom and notes related thereto.

     SECTION 9.03. Expenses . (a) Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement ("Expenses") and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the Closing shall have occurred.

          (b) Audiovox agrees that:

          (i) if the  Purchaser  shall  terminate  this  Agreement  pursuant  to
     Section 9.01(d); or

          (ii) if Audiovox or the Seller shall terminate this Agreement pursuant to Section 9.01(f).

then Audiovox shall pay to the Purchaser promptly (but in any event no later than one business day after the first of such events shall have occurred) a fee of 3.5% of the Purchase Price (the "Fee"), which amount shall be payable in immediately available funds, plus an amount equal to the amount of the Purchaser's Expenses, up to a maximum of $1,000,000.

     (c) Audiovox  acknowledges  that the  agreements  contained in this Section
9.03 are an integral part of the transactions contemplated by this Agreement. In the event that Audiovox shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 1.00 %. Payment of the fees and expenses described in this Section 9.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

     SECTION 9.04. Amendment . This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, Audiovox and the Purchaser or (b) by a waiver in accordance with Section 9.05.

     SECTION 9.05. Waiver . Any term or condition to this Agreement may be waived, or the time for the performance of any of the obligations may be extended, at any time by the party that is entitled to the benefit thereof. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Except as otherwise set forth in this Agreement, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


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



                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.01. Notices . All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):


     (a)       if to the Seller:

               Audiovox Communications Corp.
               555 Wireless Blvd.
               Hauppauge, NY  11788
               Attention:  Philip Christopher

               with a copy to:

               Levy, Stopol & Camelo, LLP
               190 EAB Plaza
               East Tower-14th fl.
               Uniondale, NY 11556
               Attention:  Robert S. Levy


     (b)       if to Audiovox:

               Audiovox Corporation
               150 Marcus Blvd.
               Hauppauge, NY 11788
               Attention:  Charles M. Stoehr

               with a copy to:

               Levy, Stopol & Camelo, LLP
               190 EAB Plaza
               East Tower-14th fl.
               Uniondale, NY 11556
               Attention:  Robert S. Levy

     (c)       if to the Purchaser:

               UTStarcom Inc.
               1275 Harbor Bay Parkway
               Alameda, CA  94502
               Telecopy:  (510) 864-8802
               Attention:  General Counsel



               with a copy to:

               Shearman & Sterling LLP
               1080 Marsh Road
               Menlo Park, CA  94025
               Telecopy:  (650) 838-3699
               Attention:  Carmen Chang, Esq.


     SECTION  10.02.  Public   Announcements  .  Unless  otherwise  required  by
securities exchange rule or regulation or the rules and regulations of any national stock exchange, none of the parties hereto shall make, or cause to be made, any press release or public announcement in respect of the Acquisition Documents, including this Agreement and the Ancillary Agreements, or the transactions contemplated hereby and thereby or otherwise communicate with any news media without prior written consent of the other parties, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

     SECTION 10.03. Severability . If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 10.04. Entire Agreement . This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     SECTION 10.05. Assignment . This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Seller but, notwithstanding such assignment, the Purchaser shall remain fully liable hereunder.

     SECTION 10.06. No Third Party  Beneficiaries.  Except for the provisions of
Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

     SECTION 10.07. Governing Law . This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

     SECTION 10.08. Waiver of Jury Trial . Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement and the Acquisition Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

     SECTION 10.09. Arbitration . All disputes arising out of or in connection with this Agreement, the Acquisition Documents, and the transactions contemplated hereby and thereby, which cannot be resolved through the procedures described herein or therein shall be finally resolved solely and exclusively by means of arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") to be conducted in English in the City of New York. The arbitration shall be conducted by three (3) arbitrators appointed by agreement of the parties, or failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration will proceed in accordance with the AAA's Commercial Arbitration Rules. The decision of the arbitrator shall be final, conclusive, and binding upon the parties, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. The parties agree that any arbitration shall be kept confidential and any element of such arbitration (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the arbitral tribunal, the parties, their counsel and any person necessary to conduct the arbitration, except as may be required in recognition and enforcement proceedings, if any, or in order to satisfy disclosure obligations imposed by any applicable Law. The parties agree to cooperate in providing each other with all discovery, including but not limited to the exchange of documents and depositions of parties and non-parties, reasonably related to the issues in the arbitration. If the parties are unable to agree on any matter relating to such discovery, any such difference shall be determined by the arbitrator. The award of the arbitrator shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree that such award may be recognized and enforced in any court of competent jurisdiction. The parties also agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in New York, New York, for the limited purpose of enforcing this arbitration agreement (including, where appropriate, issuing injunctive relief) or any award resulting from arbitration pursuant to this Section 10.09. The parties agree that the arbitration proceeding described in this Section 10.09 is the sole and exclusive manner in which the parties may resolve disputes arising out of or in connection with this Agreement and the Acquisition Documents. The arbitrator has the discretion to grant the prevailing party in any arbitration attorneys' fees and costs and make the non-prevailing party responsible for all expenses of the arbitration.

     SECTION 10.10. Currency . Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

     SECTION 10.11. Counterparts . This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. AUDIOVOX COMMUNICATIONS CORP.


                                         By: /s/Charles M. Stoehr
                                             Name: Charles M. Stoehr
                                             Title: Vice President




                                         QUINTEX MOBILE
                                         COMMUNICATIONS
                                         CORPORATION


                                         By: /s/Charles M. Stoehr
                                             Name: Charles M. Stoehr
                                             Title: Vice President



                                         AUDIOVOX COMMUNICATIONS
                                         CANADA CO.


                                         By: /s/Charles M. Stoehr
                                             Name: Charles M. Stoehr
                                             Title: Vice President



                                         UTSTARCOM, INC.


                                         By: /s/ Michael Sophie
                                             Name: Michael Sophie
                                             Title: CFO/ Sr. Vice President



                                         UTSTARCOM CANADA COMPANY


                                         By: /s/ Michael Sophie
                                             Name: Michael Sophie
                                             Title: CFO/ Sr. Vice President

                                         (With respect to
                                         Sections 2.05,
                                         2.07, 2.09, 3.01,
                                         3.02, 3.11(b),
                                         3.30, 5.06, 5.08,
                                         5.19, 5.20, 5.21,
                                         5.22, 5.24 and
                                         Articles VII - X
                                         only)

                                         AUDIOVOX CORPORATION


                                         By: /s/Charles M. Stoehr
                                             Name: Charles M. Stoehr
                                             Title: CFO/ Sr. Vice President

                                    EXHIBIT A

                          RULES FOR VALUING INVENTORIES

                                 EXHIBIT 1.01(a)

                   FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY

                                 EXHIBIT 1.01(b)

                             [INTENTIONALLY OMITTED]

                                 EXHIBIT 1.01(c)

                          FORM OF ASSUMPTION AGREEMENT

                                 EXHIBIT 1.01(d)

                       FORM OF BILL OF SALE AND ASSIGNMENT

                                  EXHIBIT 2.08

                            FORM OF ESCROW AGREEMENT

                                  EXHIBIT 5.13

                      FORM OF TRANSITION SERVICES AGREEMENT

                                  EXHIBIT 5.21

                       FORM OF TRADEMARK LICENSE AGREEMENT

                               EXHIBIT 7.02(i)(i)

                        555 WIRELESS SUBLEASE TERM SHEET

                               EXHIBIT 7.02(i)(ii)

                            CERRITOS LEASE TERM SHEET